Exhibit 10.54
SOFTWARE LICENSE AND SERVICES AGREEMENT	SOFTWARELIZENZ- UND SERVICEVERTRAG
This Software License And Services Agreement (“Agreement”) is between

DAK, Deutsche Angestellten Krankenkasse

having a place of business at
Nagelsweg 27 - 31, 20097 HAMBURG, GERMANY

(“Customer”) and Chordiant Software International GmbH, a German corporation, having a place of business at Ganghoferstr. 39, D-80339 Munich, Germany (“Chordiant”). The terms of this Agreement shall apply to each Software license granted by Chordiant under this Agreement, which will be identified on the Order Form. The Effective Date of this Agreement shall be

December 19, 2006.

Dieser Softwarelizenz- und Servicvertrag („Vertrag“) wird zwischen

DAK, Deutsche Angestellten Krankenkasse

mit Sitz an der folgenden Adresse
Nagelsweg 27 - 31, 20097 HAMBURG, DEUTSCHLAND

(„Kunde“) und Chordiant Software International GmbH, eine deutsche Gesellschaft mit beschr’nkter Haftung mit ihrem Sitz an der folgenden Adresse: Ganghoferstr. 39, D-80339 München, Deutschland („Chordiant“), abgeschlossen. Die Bedingungen dieses Vertrags gelten für jede Softwarelizenz, die von Chordiant gem’ß diesem Vertrag erteilt wird und die im Bestellformular n’her beschrieben wird. Das Datum des Inkrafttretens dieses Vertrags ist der
19, Dezember 2006.

1. Definitions.	1. Definitionen.
(a) “Affiliate” means enterprises affiliated with the Customer as defined in Section 15 AktG (German Stock Corporation Act).	(a) “Verbundenes Unternehmen” ist jedes mit dem Kunden gem’ß § 15 AktG verbundene Unternehmen.
(b) “Delivery Date” means the date on which Chordiant delivers the Software to Customer, or if no delivery is necessary, the Effective Date set forth above or on the relevant Order Form.
(b)  „Lieferdatum“ ist das Datum, an dem Chordiant die Software an den Kunden liefert. Andernfalls, wenn keine Lieferung erforderlich ist, ist das oben genannte Datum des Inkrafttretens dieses Vertrages bzw. das Datum des Bestellformulars maßgeblich.

(c) “Designated Center” means the computer hardware/operating system, customer-specific application, customer-specific relational database(s) (if applicable) and Customer Geographic Location designated on the relevant Order Form.

(c) „Vorgesehenes Zentrum“ ist die Hardware/ das Betriebssystem, die kundenspezifische Anwen-dung, kundenspezifische relationale Datenbank(en) (soweit vorhanden) und der Geografische Standort des Kunden auf dem entsprechenden Bestellformular.

(d) “Designated Contact” means the contact person or group designated by Customer and agreed to by Chordiant who will coordinate all Support requests to Chordiant.
(d) „Vorgesehener Ansprechpartner“ ist der vom Kunden benannte, von Chordiant akzeptierte Ansprechpartner oder die Gruppe der Ansprechpartner, der/die alle Supportwünsche mit Chordiant koordiniert/koordinieren.

(e) “Documentation” means the user guides and manuals for installation and use of the Software. Documentation is provided in CD-ROM or bound form, whichever is generally available.	(e) „Dokumentation“ sind die Benutzerleitf’den und Handbücher zur Installation und Benutzung der Software. Die Dokumentation wird je nach Verfügbarkeit auf CD-ROM oder gebunden zur Verfügung gestellt.
(f) “Error” means a reproducible defect in the Supported Program or Documentation when operated on a Supported Environment which causes the Supported Program not to operate substantially in accordance with the Documentation.

(f) „Fehler“ ist ein reproduzierbarer Mangel des unterstützten Programms oder der Dokumentation bei Betrieb in einer Unterstützten Umgebung, welcher zur Folge hat, dass das Unterstützte Programm im Wesentlichen nicht in Übereinstimmung mit der Dokumentation l’uft.

(g)”IBM” means IBM Deutschland GmbH.	(g) „IBM“ ist die IBM Deutschland GmbH.
(h) "License Fee" means the license fee(s) payable by Customer or IBM pursuant to Section 8 and as set forth in particular Order Form.	(h) "Lizenzgebühr" sind die vom Kunden oder IBM gem’ß Ziffer 8 und dem jeweiligen Bestellformular zu entrichtenden Lizenzgebühr(en).
(i) “Order Form” means the document in hard copy form by which Customer or IBM, on behalf of the customer, orders Software licenses, and which is agreed to by the parties. The Order Form shall reference the Effective Date and be governed by the terms of this Agreement.

(i) „Bestellformular“ ist ein von den Parteien akzeptiertes, gedrucktes Dokument, womit der Kunde oder IBM, für den Kunden, Softwarelizenzen bestellt. Das Bestellformular gibt das Datum des Inkrafttretens an und unterliegt den Bedingungen dieses Vertrags.

(j) “Resolution” means a modification or workaround to the Supported Program and/or Documentation provided by Chordiant to Customer intended to resolve an Error.	(j) „Behebung“ ist eine Ver’nderung oder Überarbeitung des unterstützten Programms und/oder der Dokumentation, die dem Kunden von Chordiant zur Fehlerbehebung zur Verfügung gestellt werden.
(k) “Services” means work performed by Chordiant for Customer pursuant to a Statement of Work agreed to by the Parties under this Agreement.	(k) „Services“ sind von Chordiant ausgeführte Leistungen gem’ß einem zwischen den Parteien nach diesem Vertrag vereinbarten Arbeitsauftrag.

(l) “Software” means the software referenced in a particular Order Form in object code form distributed by Chordiant for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and any Updates thereto.

(l) “Software“ ist die von Chordiant vertriebene Software gem’ß dem jeweiligen Bestellformular in Form des Objektcodes, für die dem Kunden eine Lizenz gem’ß diesem Vertrag erteilt wird, sowie die zugehörigen Datentr’ger, Dokumentationen und Updates.

(m) “Support” means ongoing support provided by Chordiant pursuant to the terms of applicable Support Agreement and Chordiant’s current support policies. “Supported Program” or “Supported Software” shall mean the most recent Update and the immediate preceding Update of the Software used at the Designated Center for which the Customer has paid the then-current Support fee.

(m) „Support“ ist der laufende, von Chordiant gew’hrte Support gem’ß den Bedingungen des anwendbaren Support-Vertrags und Chordiant´s aktuellen Supportvorschriften. „Unterstütztes Programm“ oder „Unterstützte Software“ ist die mit der letzten und der unmittelbar vorhergehenden Aktualisierung (Update) versehene aktuelle Version der Software, die im Vorgesehenen Zentrum verwendet wird und für die der Kunde die zu jenem Zeitpunkt gültige Supportgebühr gezahlt hat.

(n) "Support Fee" means the support fee(s) payable by Customer or IBM pursuant to applicable Support Agreement and as set forth in particular Order Form.	(n) "Supportgebühr" sind die vom Kunden oder IBM gem’ß anwendbaren Support-Vertrag und dem jeweiligen Bestellformular zu entrichtenden Supportgebühr(en).
(o) “Support Hours” means support hours specified on Schedule B, for either the Standard Support period or the Premier Support period, as specified on the particular Order Form.	(o) „Support-Stunden“ sind Supportstunden gem’ß Anhang B, entweder für Standard Support oder für Erweiterten Support gem’ß dem jeweiligen Bestellformular.
(p) “Support Period” means the period during which Customer is entitled to receive Support on a Supported Program, which shall be a period of twelve (12) months beginning from the Delivery Date, or, if applicable, twelve (12) months from the expiration of the preceding Support Period, unless agreed otherwise in writing by the parties.

(p) “Support-Zeitraum“ ist der Zeitraum, in dem der Kunde für ein bestimmtes unterstütztes Programm Support anfordern kann. Dieser Zeitraum erstreckt sich über zwölf (12) Monate ab Lieferdatum, oder, falls zutreffend, zwölf (12) Monate nach Ablauf des vorangegangenen Support-Zeitraums, falls nichts anderes durch die Parteien schriftlich bestimmt wurde.

(q) “Supported Environment” for any Chordiant Marketing product(s) Software means the configurations of hardware and RDBMS (relational database) platforms and releases of the Software on which the Documentation states the Software can run and for which Chordiant provides Support. Supported Environment for any other Chordiant product Software means the hardware and operating system platform for which Chordiant provides Support.

(q) „Unterstützte Umgebung“ für jedes Marketing Software-Produkt von Chordiant ist die Konfiguration der Hardware und RDBMS-Plattformen und sp’ter folgender Software-Versionen, von der die Software gem’ß Dokumentation ablaufen kann und für die Chordiant Support bietet. Die Unterstützte Umgebung für jede andere Software von Chordiant ist die Hardware und Betriebssystemplattform, für welche Chordiant Support bietet.

(r) “Update” means a subsequent release of the Software that Chordiant generally makes available for Supported Software licensees at no additional license fee other than shipping and handling charges. Update shall not include any release, option or future product that Chordiant licenses separately. Chordiant will provide Updates for the Supported Programs as and when developed for general release in Chordiant’s sole discretion.

(r) „Aktualisierung“ ist eine sp’ter folgende Softwareversion, die Chordiant in der Regel unterstützten Softwarelizenznehmern ohne zus’tzliche Lizenzgebühren gegen Erstattung der Transportkosten und Bearbeitungsspesen zur Verfügung stellt. Aktualisierungen umfassen nicht Versionen, Optionen oder zukünftige Produkte, die Chordiant unter einer neuen Lizenz herausbringt. Chordiant stellt Updates für Unterstützte Programme zur Verfügung, wenn Chordiant solche nach alleinigem Ermessen zur allgemeinen Freigabe entwickelt.

(s) "URN" means a "unique reference number" which uniquely identifies (is the key of) the primary entity in a particular Customer database, whether that primary entity represents a customer, prospect, or any other data.

(s) "URN" ist eine "eindeutige Bezugsnummer", welche hinsichtlich der prim’ren Einheit des speziellen Datenbestands des Kunden eindeutig identifiziert, ob es sich dabei um Kundendaten, mögliche Kundendaten oder irgendwelche anderen Daten handelt.

2. Software License.	2. Softwarelizenz.
(a) Rights Granted.	(a) Übertragene Rechte.
(i) Chordiant grants to Customer a non-exclusive, non-transferable and non-assignable license (except as expressly permitted according to this Agreement) to use the Software as specified on a Order Form under this Agreement, as follows:

(i) Chordiant erteilt dem Kunden eine, soweit nicht ausdrücklich nach diesem Vertrag gestattet, nicht übertrag- und nicht abtretbare einfache Lizenz zur Benutzung der Software, so wie in einem Bestellformular gem’ß diesem Vertrag angegeben, wie folgt:

(1) To use the Software solely for Customer’s operations at the Designated Center consistent with the use limitations specified or referenced in this Agreement, the applicable Order Form and Documentation for such Software. Customer may not re-license, rent or lease the Software or use the Software for third party training, commercial timesharing or service bureau use, except as permitted in clause (2) below;

(1) Der Kunde darf die Software nur für den eigenen Betrieb im Vorgesehenen Zentrum benutzen. Dabei müssen die in diesem Vertrag angegebenen Einsatzbeschr’nkungen, das maßgebliche Bestellformular und die Dokumentation für diese Software beachtet werden. Der Kunde darf die Software nicht weiter lizenzieren, ausleihen oder vermieten, oder die Software zur Schulung von Drittparteien, zum gewerblichen Teilnehmerbetrieb oder für EDV-Dienste außer Haus einsetzen, soweit dies nicht gem’ß der nachfolgenden Ziffer (2) zul’ssig ist;

(2) To use the Software in Application Service Provider (ASP) mode by providing web-enable remote access to the Software for its own external customers who are active within the German community health system; provided that the initial use of the Software in ASP-mode shall be limited to the HEK - Hanseatische Krankenkasse and the Hamburg Münchner Krankenkasse (HMK), and Customer shall provide notice of the use of the Software in ASP-mode for any other customers in the future. Customer may authorize such external customers to have access to the Software for their activities and/or provide services to third parties by using the Software in ASP mode. Any use of the Software in ASP mode is only admissible within the scope of this Agreement and any applicable Order Form. Except as provided according to Sec. 69 c No. 3 Sentence 2 of the German Copyright Code (UrhG) or expressly permitted according to this Agreement Customer shall not assign or transfer the Software license to an external customer;

(2) Der Kunde darf die Software für Application Service Providing (ASP)-Anwendungen über web-basierte Fernzugriffe für eigene, im deutschen Gesundheitswesen t’tige Kunden, nutzen. Vorbehaltlich einer gegenseitigen schriftlichen Vereinbarung der Parteien ist die Nutzung der Software im ASP-Modus derzeit auf die HEK - Hanseatische Krankenkasse und die Hamburg Münchner Krankenkasse (HMK) beschr’nkt. Der Kunde soll Chordiant die zukünftige Nutzung der Software im ASP-Modus für weitere Dritte jeweils mitteilen. Der Kunde darf solchen eigenen Kunden insoweit das Recht auf Zugang zur Software für deren Gesch’ftst’tigkeiten einr’umen und/oder Leistungen an solche Dritte durch Nutzung der Software in ASP-Anwendungen erbringen. Jegliche Nutzung der Software in ASP-Anwendungen ist nur im Rahmen dieses Vertrages und dem zugehörigen Bestellformular zul’ssig. Abgesehen vom Fall des § 69 c Nr. 3 Satz 2 UrhG oder einer ausdrücklichen Erlaubnis nach diesem Vertrag ist jegliche Abtretung oder Übertragung der Softwarelizenz an dritte Kunden unzul’ssig;

(3) To use the Documentation provided with the Software in support of Customers authorized use of the Software;	(3) Der Kunde darf die mit der Software übermittelte Dokumentation zur Unterstützung der rechtm’ßigen Nutzung der Software benützen;
(4) To make a reasonable number of copies for back-up or archival purposes and/or temporarily transfer the Software in the event of a computer malfunction. All titles, trademarks and copyright or other restricted rights notices shall be reproduced in any such copies;

(4) Der Kunde darf eine angemessene Anzahl von Kopien zur Sicherung oder Archivierung und/oder zur tempor’ren Übertragung der Software im Fall des Versagens eines Rechners anfertigen. Alle Rechtsansprüche, Marken und Urheberrechte oder andere einschr’nkende Rechte gelten auch für diese Kopien;

(5) To allow third parties to use the Software for Customer’s operations (for example, third parties involved with disaster recovery, the integration of the Software with the Customer’s systems, development and production), so long as Customer ensures that use of the Software is in accordance with the terms of this Agreement;

(5) Drittparteien dürfen die Software für den Betrieb des Kunden (z.B. zur Wiederbeschaffung von Daten nach Schadensf’llen durch Dritte, Softwareintegration mit Systemen des Kunden, Entwicklung und Produktion) einsetzen, wenn der Kunde sicherstellt, dass die Benutzung der Software nicht gegen die Vertragsbedingungen verstößt;

(ii) Customer shall not copy or use the Software (including the Documentation) except as specified in this Agreement. Customer shall have no right to use any Sun Microsystems, Inc. software or any other third party software that is included within the Software except in connection and within the scope of Customer’s use of Chordiant’s Software product and in connection with any applicable license terms specified in this Agreement, if any. Customer acknowledges and agrees that with respect to any Chordiant Foundation Server Software licensed under this Agreement, that Customer may only interact, process and/or use such Software in conjunction with the specific seats licensed to Customer.

(ii) Der Kunde darf die Software (einschließlich Dokumentation) nur gem’ß diesem Vertrag kopieren oder benutzen. Der Kunde darf Software von Sun Microsystems, Inc. oder jeglichen anderen Drittparteien, die der Software von Chordiant beigefügt ist, nur mit und im Rahmen seiner Nutzung des Softwareprodukts von Chordiant und nur gem’ß den jeweils anwendbaren Lizenzbedingungen, soweit vorhanden und im Zusammenhang mit diesem Vertrag bestimmt, benutzen. Der Kunde erkennt an, dass er in Bezug auf nach diesem Vertrag lizensierte Chordiant Foundation Server Software diese ausschließlich entsprechend der ihm insoweit gew’hrten Anzahl der Lizenzen nutzen darf.

(iii) Customer agrees not to cause or permit the reverse engineering, disassembly, decompilation, or any other attempt to derive source code from the Software, except to the extent required to obtain interoperability with either independently created software or as specified by law.

(iii) Der Kunde erkl’rt sich einverstanden, die Software nicht rückw’rts zu entwickeln, zu disassemblieren, zu dekompilieren bzw. anderweitig zu versuchen, den Quellcode der Software abzuleiten. Dies ist nur in dem Umfang erlaubt, als es zur Überwindung von Problemen bei Nutzung mit unabh’ngig entwickelter Software unerl’sslich ist bzw. vom Gesetz vorgeschrieben wird.

(iv) Chordiant and its suppliers shall retain all title, copyright and other proprietary rights in the Software. Customer does not acquire any rights, express or implied, in the Software, other than those specified in this Agreement. Customer agrees that it will not publish any result of benchmark tests run on the Software.

(iv) Chordiant und seine Zulieferer behalten alle Rechtsansprüche, Urheberrechte oder andere Eigentumsrechte an der Software. Der Kunde erwirbt neben den in diesem Vertrag erw’hnten Rechten keine weiteren ausdrücklichen oder stillschweigenden Rechte an der Software. Der Kunde wird keine Ergebnisse von mit der Software durchgeführten Benchmark-Tests veröffentlichen.

(b) Transfer.	(b) Übertragung.
(i) Customer may transfer a Software license from one Designated Center to another within its organization upon notice to Chordiant without payment of additional license fees.	(i) Der Kunde darf nach Hinweis an Chordiant ohne zus’tzliche Lizenzgebühren eine Softwarelizenz innerhalb seines Unternehmens von einem Vorgesehenen Zentrum zu einem anderen übertragen.
(ii) In case of an outsourcing of the Datacenter the Customer is entitled to transfer this contract with all rights and responsibilities to the new operator without any additional costs, unless additional charges are due according to the provisions of Exhibit A of this Agreement.

(ii) Der Kunde ist im Falle einer Ausgliederung (Outsourcing) seines Rechenzentrumsbetriebes berechtigt, diesen Vertrag an den neuen Betreiber unentgeltlich mit allen Rechten und Pflichten zu übertragen, es sei denn, .zus’tzliche Zahlungspflichten ergeben sich aus den Bestimmungen in Anhang A dieses Vertrages.

(iii) Customer may use the Software on any Supported Environment available as of the Effective Date without the payment of an additional license fee, so long as Customer’s usage of the Software does not exceed the scope of the license it acquired for use. Customer is solely responsible for installation of the Software in any Supported Environment.

(iii) Der Kunde darf die Software in jeglicher nach Inkrafttreten dieses Vertrages zur Verfügung stehenden Unterstützten Umgebung ohne Entrichtung zus’tzlicher Lizenzgebühren nutzen, solange die Nutzung der Software durch den Kunden den Umfang der erworbenen Lizenzen nicht überschreitet. Der Kunde ist für die Installation der Software in jeglicher Unterstützten Umgebung allein verantwortlich.

(c) Verification. At Chordiant’s written request, not more frequently than annually, Customer shall furnish Chordiant with a signed certification verifying that the Software is being used pursuant to the provisions of this Agreement and applicable Order Form. Chordiant (or Chordiant’s designee) may audit Customer's use of the Software. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Chordiant, Customer shall be invoiced directly for such underpaid fees based on the Chordiant Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%) of the aggregate license fees paid to Chordiant pursuant to this Agreement, the Customer shall pay Chordiant’s reasonable costs of conducting the audit.

(c) Bestätigung. Auf Chordiant´s schriftlichen Wunsch, aber nicht öfter als einmal pro Jahr, hat der Kunde eine unterzeichnete Bescheinigung vorzulegen, in welcher der Kunde best’tigt, dass die Software gem’ß den Bedingungen dieses Vertrags und des entsprechenden Bestellformulars in Verwendung ist. Chordiant (oder Chordiant´s Beauftragter) darf die Nutzung der Software durch den Kunden überprüfen. Eine solche Überprüfung muss w’hrend der normalen Gesch’ftszeiten in den Einrichtungen des Kunden erfolgen und darf die gesch’ftlichen T’tigkeiten des Kunden nicht auf unangemessene Weise stören. Falls eine Überprüfung ergibt, dass der Kunde Chordiant nicht alle geschuldeten Gebühren gezahlt hat, dürfen dem Kunden die nicht gezahlten Gebühren auf Grundlage von Chordiant´s Preisliste, die zum Zeitpunkt des Abschlusses der Überprüfung gültig ist, unmittelbar in Rechnung gestellt werden. Falls die nicht bezahlten Gebühren fünf Prozent (5%) der Gesamtsumme der Lizenzgebühren übersteigen, die der Kunde gem’ß diesem Vertrag an Chordiant gezahlt hat, muss der Kunde Chordiant die angemessenen Kosten zahlen, die beim Durchführen der Prüfung entstanden sind.

(d) Modifications. Modifications, enhancements and derivative works of the Software or any other of Chordiant’s pre-existing intellectual property rights, including certain software objects applicable to the business of Customer, are referred to herein as “Customizations.” Additions, bolt-ons or other software that interacts or interfaces with the Software are referred to herein as “Additions.” Any Customizations or Additions made by Customer, either itself or through third parties other than Chordiant, shall be owned by Customer (“Customer Customizations and Additions”). All right, title and interest to any Customizations or Additions provided by Chordiant to Customer, either directly or indirectly (“Chordiant Customizations and Additions”), shall be owned by Chordiant. Chordiant hereby grants to Customer a license to such Chordiant Customizations and Additions on the same terms and conditions as those set forth in Section 2(a) pertaining to the originally licensed Software, and such Chordiant Customizations and Additions shall be considered licensed Software under this Agreement. To the extent that Customer desires to have Chordiant incorporate any Customer Customizations and Additions (collectively, “Customer Specific Objects”) into Chordiant’s Software (and Chordiant agrees, in its sole discretion, to incorporate such Customer Specific Objects), Customer will promptly deliver to Chordiant the source and object code versions (including documentation) of such Customer Specific Objects, and any updates or modifications thereto, and hereby grants Chordiant a perpetual, irrevocable, worldwide, fully-paid, royalty-free, exclusive, transferable license to reproduce, modify, use, perform, display, distribute and sublicense, directly and indirectly, through one or more tiers of sublicenses, such Customer Specific Objects (provided that any use by Chordiant shall be on an “as-is” basis”, with no obligation on the part of Customer to maintain or support such Customer Specific Objects).

(d). Änderungen. Änderungen oder Erweiterungen der Software oder jeglicher sonstiger vorexistierender geistiger oder gewerblicher Schutzrechte, einschließlich bestimmter Softwareobjekte oder abgeleitete Werke, welche für das Gesch’ft des Kunden bestimmt sind, werden nachfolgend als „Kundenspezifische Anpassungen“ bezeichnet. Hinzufügungen, Verbindungen oder andere Software, welche mit Software im Sinne dieses Vertrages interagiert oder Schnittstellen bildet, werden nachfolgend als „Hinzufügungen“ bezeichnet. Jegliche vom Kunden geschaffenen Kundenspezifischen Anpassungen oder Hinzufügungen sind Eigentum des Kunden („Spezifische Anpassungen oder Hinzufügungen des Kunden“). Jegliche von Chordiant geschaffenen Kundenspezifischen Anpassungen oder Hinzufügungen sind Eigentum von Chordiant („Spezifische Anpassungen oder Hinzufügungen von Chordiant“). Chordiant gew’hrt dem Kunden eine Lizenz an diesen Spezifischen Anpassungen oder Hinzufügungen von Chordiant zu den in Ziffer 2 (a) in Bezug auf die ursprünglich lizensierte Software genannten Bedingungen. Diese Spezifischen Anpassungen oder Hinzufügungen von Chordiant werden dann als nach diesem Vertrag lizensierte Software behandelt. In dem Umfang, in dem Chordiant auf Wunsch des Kunden solche Spezifischen Anpassungen oder Hinzufügungen des Kunden in Chordiant´s Software einfügen soll (und Chordiant nach eigenem Ermessen zustimmt, solche Kundenspezifischen Objekte einzufügen), wird der Kunde unverzüglich die Quell- und Objektcode-Versionen (einschließlich Dokumentation) und zugehörige Aktualisierungen und Modifizierungen solcher Spezifischer Anpassungen oder Hinzufügungen des Kunden an Chordiant übermitteln. Der Kunde gew’hrt Chordiant insoweit eine dauerhafte, nicht widerrufliche, weltweite, vollst’ndig bezahlte, gebührenfreie, ausschließliche, übertragbare Lizenz zur mittelbaren oder unmittelbaren Reproduzierung, Modifizierung, Nutzung, Durchführung, Anzeige, Vertrieb und Unterlizenzvergabe über ein ein- oder mehrstufiges Unterlizenzsystem solcher Kundenspezifischer Objekte. Jegliche Nutzung dieser Lizenz durch Chordiant erfolgt ohne irgendeine Verpflichtung des Kunden, diese Spezifischen Anpassungen oder Hinzufügungen des Kunden zu pflegen oder zu unterstützen.

(e) Additional Restrictions on Use of Source Code.	(e) Weitere Einschränkungen beim Einsatz des Quellcodes.
Customer acknowledges that the Software, its structure, organization and any human-readable versions of a software program ("Source Code") constitute valuable trade secrets that belong to Chordiant and/or its suppliers. If expressly stated on an Order Form, Customer may receive a license to use Source Code for certain Chordiant specific Software. Such Source Code Software shall be deemed licensed Software under the terms of this Agreement and the Order Form. Customer agrees not to adapt or translate the Source Code into another computer language, in whole or in part. Customer may modify the Source Code in accordance with Section 2(d) above.

Der Kunde erkennt an, dass die Software, ihre Struktur, Organisation und jegliche von Menschen lesbare Version eines Softwareprogramms ("Quellcode") wertvolle Gesch’ftsgeheimnisse darstellen, die Chordiant und/oder dessen Zulieferern gehören. Falls ausdrücklich im Bestellformular festgehalten, kann der Kunde eine Lizenz für den Gebrauch des Quellcodes für bestimmte Chordiant spezifische Software erwerben. Solche Quellcode Software wird als lizenzierte Software nach den Bedingungen dieses Vertrages und dem Bestellformular angesehen. Der Kunde erkl’rt sich damit einverstanden, den Quellcode, weder ganz noch teilweise, nicht in eine andere Computersprache zu übersetzen oder anzupassen. Der Kunde darf den Quellcode lediglich gem’ß Ziffer 2 (d) ver’ndern.

(i) Customer agrees that it will not disclose all or any portion of the Software's Source Code to any third parties, with the exception of authorized employees ("Authorized Employees") and authorized contractors ("Authorized Contractors") of Customer who (i) require access thereto for a purpose authorized by this Agreement, and (ii) have signed an employee or contractor agreement in which such employee or contractor agrees to protect third party confidential information. Customer agrees that any breach by any Authorized Employees or Authorized Contractors of their obligations under such confidentiality agreements shall also constitute a breach by Customer hereunder.

(i) Der Kunde erkl’rt sich einverstanden, dass er Drittparteien weder den gesamten noch einen Teil des Quellcodes der Software offenbart. Davon ausgenommen sind autorisierte Mitarbeiter („Autorisierte Mitarbeiter“) und autorisierte selbst’ndige Unternehmer („Autorisierte selbst’ndige Unternehmer“) des Kunden, die (i) zu einem in diesem Vertrag als zul’ssig genannten Zweck Zugang zur Software benötigen und (ii) einen Mitarbeiter- oder Unternehmervertrag unterzeichnet haben, in dem diese Mitarbeiter oder selbst’ndigen Unternehmer sich einverstanden erkl’ren, die vertraulichen Informationen der Drittpartei zu schützen. Der Kunde erkennt an, dass jede Pflichtverletzung durch einen Autorisierten Mitarbeiter oder Autorisierten selbst’ndigen Unternehmer im Rahmen dieser Vertr’ge eine Vertragsverletzung durch den Kunden darstellt.

(ii) Customer shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Software's Source Code and the Software as Customer uses to protect its own confidential information of a like nature, but in no event shall the safeguards for protecting such Source Code be less than a reasonably prudent business would exercise under similar circumstances. Customer shall take prompt and appropriate action to prevent unauthorized use or disclosure of such Source Code and the Software, including, without limitation, storing such Source Code only on secure central processing units or networks and requiring passwords and other reasonable physical controls on access to such Source Code.

(ii) Der Kunde muss sicherstellen, dass er zur Verhinderung des nicht autorisierten Einsatzes, der Verbreitung oder Veröffentlichung des Quellcodes der Software und der Software die gleiche Sorgfalt verwendet, mit der er seine eigenen vertraulichen Informationen ’hnlicher Art schützt. Auf keinen Fall dürfen die Sicherungsmaßnahmen zum Schutz dieses Quellcodes geringer sein als die, welche ein mit angemessener Sorgfalt vorgehendes Unternehmen unter ’hnlichen Umst’nden treffen würde. Der Kunde muss unverzüglich angemessene Maßnahmen ergreifen, um den nicht autorisierten Einsatz oder die nicht genehmigte Offenbarung dieses Quellcodes und der Software zu verhindern. Dazu gehört, ohne darauf beschr’nkt zu sein, die Speicherung dieses Quellcodes nur auf sicheren Zentraleinheiten oder Netzwerken, auf denen der Zugriff auf diesen Quellcode nur mit Passworten oder anderen angemessenen Kontrollmechanismen möglich ist.

(iii) Customer shall instruct Authorized Employees and Authorized Contractors not to copy the Software's Source Code on their own, and not to disclose such Source Code to anyone not authorized to receive it. Customer shall handle, use and store the Software's Source Code solely at the Customer Designated Center. The provisions of this Section are in addition to the confidentiality provisions of Section 9.

(iii) Der Kunde wird die Autorisierten Mitarbeiter und Autorisierten selbst’ndigen Unternehmer dahingehend anweisen, keine eigenen Kopien der Software-Quellcodes anzufertigen und diese Quellcodes keinen nicht autorisierten Dritten offen zu legen. Der Kunde verpflichtet sich, den Software Quellcode nur im Vorgesehenen Zentrum anzuwenden, zu nutzen und zu speichern. Die Bestimmungen dieser Ziffer gelten zus’tzlich zu den Vertraulichkeitsbestimmungen in Ziffer 8.

3. Technical Support. Chordiant will provide technical Support according to the General Support Terms attached to this Agreement as Exhibit B.	3. Technischer Support. Chordiant erbringt technischen Support gem’ß den als Anhang B diesem Vertrag beigefügten Allgemeinen Vertragsbedingungen für den Support.

4. [Intentionally omitted]	4. [Freibleibend]

5. Term and Termination.	5. Laufzeit und Kündigung.
(a) Term. This Agreement and each Software license granted under this Agreement shall continue perpetually unless terminated under this Section 5 (“Term and Termination”) or as otherwise specified in an applicable Order Form (see Exhibit A).

(a)  Laufzeit. Dieser Vertrag und jede erteilte Softwarelizenz gem’ß diesem Vertrag l’uft zeitlich unbegrenzt bis zur Kündigung gem’ß dieser Ziffer 5 („Laufzeit und Kündigung“) bzw. wie anderweitig im jeweiligen Bestellformular (vgl. Anhang A) vorgesehen.

(b) Termination by Customer. Customer may terminate any Software license at any time; however, termination shall not relieve Customer’s obligations specified in Section 5(d) (“Effect of Termination”).	(b) Kündigung durch den Kunden. Der Kunde darf jederzeit jede Softwarelizenz kündigen. Allerdings muss der Kunde weiterhin seine Pflichten gem’ß Ziffer 5(d) erfüllen („Wirkung der Kündigung”).
(c) Termination by Chordiant. Chordiant may terminate this Agreement or any license ordered according to this Agreement upon written notice if Customer materially breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

(c)  Kündigung durch Chordiant. Chordiant darf diesen Vertrag oder jede gem’ß diesem Vertrag bestellte Lizenz schriftlich kündigen, wenn der Kunde in wesentlichen Punkten gegen diesen Vertrag verstößt und diesen Verstoß nicht innerhalb von dreißig (30) Tagen nach der schriftlichen Benachrichtigung über diesen Verstoß korrigiert.

(d) Effect of Termination. Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer’s obligation to pay all fees that have accrued or are otherwise owed by Customer under any Purchase Order or Order Form. The parties’ rights and obligations under Sections 2 (a)(ii)-(iv) (“Rights Granted”), 2(d) (“Modifications”), 2(e) (“Additional Restrictions on use of Source code”), 5 (“Term and Termination”), 6 (“Indemnity, Warranties, Remedies”), 7 (“Limitation of Liability”), 8 (“Payment Provisions”), 9 (“Confidentiality”) and 10 (“Miscellaneous”) shall survive termination. Upon termination, Customer shall cease using, and shall return or destroy as directed by Chordiant, all copies of the applicable Software and Documentation.

(d) Wirkung der Kündigung. Die Kündigung dieses Vertrags oder einer Lizenz schließt weder aus, dass die Parteien andere Rechtsmittel nutzen, die diesen Parteien zur Verfügung stehen, einschließlich einstweiliger Verfügungen, noch die Verpflichtung des Kunden, alle Gebühren zu bezahlen, die angefallen sind bzw. die er gem’ß Kaufauftrag bzw. Bestellformular schuldet. Die Rechte und Pflichten der Parteien gem’ß den Ziffern 2 (a)(ii)-(iv) („Übertragene Rechte“), 2 (d) („Änderungen“), 2(e) („Weitere Einschr’nkungen beim Einsatz des Quellcodes“), 5 („Laufzeit und Kündigung“), 6 („Schadloshaltung, Gew’hrleistung, Rechtsmittel”), 7 („Haftungsausschlüsse“), 8 („Zahlungsweise“), 9 („Vertraulichkeit“) und 10 („Verschiedenes“) bleiben auch nach Kündigung wirksam. Nach der Kündigung darf der Kunde die entsprechende Software nicht mehr benutzen und muss alle Kopien der gesamten betreffenden Software und Dokumentation nach Weisung von Chordiant zurückgeben oder zerstören.

6. Indemnity, Warranties, Remedies.	6. Schadloshaltung, Gew’hrleistung, Rechtsmittel.
(a) Infringement Indemnity. Chordiant will defend and indemnify Customer against a third party claim that the Software infringes a U.S. or United Kingdom copyright or patent provided that: (i) Customer notifies Chordiant in writing within ten (10) days of the claim; (ii) Chordiant has sole control of the defense and all related settlement negotiations; and (iii) Customer provides Chordiant with the assistance, information and authority necessary to perform Chordiant’s obligations under this Section 6. Chordiant shall have no liability for any claim of infringement based on use of a superseded or altered release of Software if the infringement would have been avoided by the use of a current unaltered release of the Software which Chordiant makes available to Customer.

(a)  Schadloshaltung bei Rechtsverletzung. Unter den folgenden Voraussetzungen verteidigt Chordiant den Kunden und h’lt den Kunden gegen Ansprüche von Drittparteien schadlos für den Fall, dass die Software ein U.S.-amerikanisches oder aus dem Vereinigten Königreich stammendes Urheberrecht oder Patent verletzt: (i) Der Kunde benachrichtigt Chordiant schriftlich innerhalb von zehn (10) Tagen nach Erhebung des Anspruchs, (ii) Chordiant hat die alleinige Kontrolle über die Verteidigung und die damit verbundenen Vergleichsverhandlungen und (iii) der Kunde unterstützt, informiert und erm’chtigt Chordiant in dem Umfang, dass Chordiant seine Pflichten gem’ß dieser Ziffer 6 („Schadloshaltung, Gew’hrleistung, Rechtsmittel“) erfüllen kann. Chordiant haftet nicht im Fall von Verletzungsansprüchen auf Grundlage überholter oder ge’nderter Softwareversionen, falls die Verletzung durch Verwendung einer aktuellen, unver’nderten, von Chordiant dem Kunden zug’nglich gemachten Softwareversion h’tte vermieden werden können.

If a third party claim results in preventing Customer from using the Software or if Chordiant, in its reasonable opinion, believes that the Software is likely to be held as infringing, Chordiant shall have the option, at its expense, to (i) modify the Software to be non-infringing or (ii) obtain for Customer a license to continue using the Software. If it is not commercially reasonable to perform either of the above options, then Chordiant may terminate the license for the infringing Software and refund the license fees paid for the applicable Software license. This Section 6(a) states Chordiant’s entire liability and Customer’s exclusive remedy for infringement.

Falls der Anspruch einer Drittpartei zum Ausschluss des Kunden von der Nutzung der Software führt oder Chordiant nach vernünftigem Ermessen die Software für rechtsverletzend h’lt, kann Chordiant auf eigene Kosten (i) die Software so ver’ndern, dass sich keine Rechtsverletzung mehr ergibt oder (ii) für den Kunden eine Lizenz erwerben, so dass dieser die Software weiter nutzen kann. Wenn es wirtschaftlich nicht sinnvoll ist, eine der obigen Optionen zu nutzen, kann Chordiant die Lizenz für die rechtsverletzende Software kündigen und die gezahlten Lizenzgebühren für die betreffende Softwarelizenz zurückerstatten. Diese Ziffer 6(a) umfasst die gesamte Haftung durch Chordiant und die ausschließlichen Rechtsmittel, die dem Kunden bei Rechtsverletzungen zur Verfügung stehen.

(b) Warranties and Disclaimers.	(b) Gew’hrleistung und Freizeichnungsklauseln.
(i) Software Warranty. For each Supported Software license that Customer acquires, Chordiant warrants for a period of twelve (12) months from the Delivery Date that the Software, as delivered by Chordiant, will substantially perform the functions described in the associated Documentation in all material respects when operated in the Supported Environment. For the avoidance of doubt, the Parties agree that the said requirements are not specifically guaranteed and do not constitute promised qualities unless expressly agreed between the Parties. Chordiant shall, as Customers sole and exclusive remedy, correct any reproducible Errors that cause the breach of the warranty in accordance with its technical support policies, or if Chordiant is unable to make the Software operate as warranted, Customer shall be entitled to terminate the Software license and recover the fees paid to Chordiant for the Software license.

(i) Gew’hrleistung für Software. Für jede Unterstützte Softwarelizenz, die der Kunde erwirbt, gew’hrleistet Chordiant für einen Zeitraum von zwölf (12) Monaten ab Lieferdatum, dass die Software, wie sie von Chordiant an den Kunden geliefert wurde, im Wesentlichen die in der Dokumentation beschriebenen Funktionen in jeder wesentlichen Hinsicht leistet, wenn sie in einer Unterstützten Umgebung betrieben wird. Um Zweifel zu vermeiden, vereinbaren die Parteien, dass die besagten Anforderungen nur dann ausdrücklich garantiert werden und Beschaffenheitsangaben darstellen, wenn dies von den Parteien ausdrücklich vereinbart wurde. Chordiant verpflichtet sich, als einzige und ausschließliche Abhilfe, in Übereinstimmung mit den technischen Support-Bedingungen jeden reproduzierbaren Fehler zu beheben, der zu einer Verletzung der Gew’hrleistung führt. Falls Chordiant nicht in der Lage ist, die gew’hrleistete Funktionsf’higkeit der Software herzustellen, darf der Kunde die Softwarelizenz kündigen und erh’lt die an Chordiant für die Softwarelizenz gezahlten Gebühren erstattet.

(ii) Media Warranty. Chordiant warrants the tapes, diskettes or other media to be free of defects in materials and workmanship for thirty (30) days from the Delivery Date. Customer’s sole and exclusive remedy for breach of the media warranty shall be to require Chordiant to replace defective media returned within thirty (30) days of the Delivery Date.

(i)  Gew’hrleistung für Datentr’ger. Chordiant gew’hrleistet, dass B’nder, Disketten oder andere Datentr’ger für die Dauer von dreißig (30) Tagen nach Lieferdatum frei von Material- und Herstellungsm’ngeln sind. Die einzige Abhilfe des Kunden für Verletzung der Gew’hrleistung auf Datentr’gern ist, dass Chordiant die defekten Datentr’ger ersetzen muss, die innerhalb von dreißig (30) Tagen ab Lieferdatum zurückgeschickt werden.

(iii) Services Warranty. Chordiant warrants that any Support or consulting services provided hereunder will be performed in a professional and workmanlike manner in accordance with generally accepted industry practices. This warranty shall be valid for a period of ninety (90) days from performance. Chordiant’s sole and exclusive obligation pursuant to this warranty and Customer’s sole and exclusive remedy for services shall be re-performance of the services, provided Customer gives written notice of a breach of this warranty within the duration of this warranty period.

(ii)  Gew’hrleistung für Support. Chordiant gew’hrleistet, dass alle im Rahmen des Vertrages erbrachten Support- oder Beratungsleistungen, fach- und sachgerecht in Übereinstimmung mit den allgemein in der Branche akzeptierten Verfahren durchgeführt werden. Diese Gew’hrleistung gilt für die Dauer von neunzig (90) Tagen nach Leistung. Chordiant`s einzige und ausschließliche Verpflichtung im Rahmen dieser Gew’hrleistung, und die einzige und ausschließliche dem Kunden zur Verfügung stehende Abhilfe ist die erneute Durchführung der Arbeiten. Die setzt voraus, dass der Kunde innerhalb dieses Gew’hrleistungszeitraumes eine schriftliche Beanstandung der vertragswidrigen Durchführung an Chordiant übermittelt.

(iv) Disclaimer of Warranties. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, CHORDIANT DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. IN ADDITION, CHORDIANT DOES NOT WARRANT THAT THE SOFTWARE WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE OR MEETS CUSTOMER´S REQUIREMENTS.

(iv) Gew’hrleistungsausschluss. AUSSER DEN IN DIESEM VERTRAG GENANNTEN GEWÄHRLEISTUNGEN LEHNT CHORDIANT ALLE AUSDRÜCKLICHEN, STILLSCHWEI-GENDEN ODER VOM GESETZGEBER VORGESCHRIEBENEN GEWÄHR-LEISTUNGEN AB, EINSCHLIESSLICH ALLER STILLSCHWEIGENDEN GEWÄHRLEISTUNGEN AUF HAN-DELSÜBLICHE QUALITÄT, EIGNUNG FÜR EINEN BESTIMMTEN ZWECK UND NICHTVERLETZUNG DER RECHTE VON DRITTPARTEIEN. CHORDIANT GEWÄHRLEISTET NICHT, DASS DIE SOFTWARE ZUSAMMEN MIT ANDERER ALS IN DER DOKUMENTATION SPEZIFIZIERTER SOFTWARE LÄUFT. CHORDIANT GEWÄHRLEISTET NICHT, DASS DIE SOFTWARE OHNE UNTERBRECHUNGEN ODER FEHLERFREI LÄUFT ODER DIE ANFORDERUNGEN DES KUNDEN ERFÜLLT.

7. Limitation of Liability.	7. Haftungsausschlüsse.
(a) GENERAL. CHORDIANT SHALL ONLY BE LIABLE FOR ANY DAMAGES, IRRESPECTIVE OF THE CAUSE OF ACTION, INCLUDING TORT WHICH (1) ARE CAUSED BY NEGLIGENT VIOLATION OF AN ESSENTIAL CONTRACTUAL OBLIGATION (KARDINALPFLICHT) BY CHORDIANT IN A MANNER JEOPARDIZING THE ACHIEVEMENT OF THE CONTRACTUAL PURPOSE OR (2) ARE CAUSED BY GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF CHORDIANT.

(a)  ALLGEMEINES. CHORDIANT IST NUR FÜR SCHÄDEN VERANTWORTLICH, UNABHÄNGIG VOM RECHTSGRUND EINSCHLIESSLICH UNERLAUBTER HANDLUNGEN, DIE (1) DURCH FAHRLÄSSIGE VERLETZUNG EINER KARDINALPFLICHT DURCH CHORDIANT IN EINER WEISE ENTSTEHEN, DIE EINE ERREICHUNG DES VERTRAGSZWECKS GEFÄHRDET ODER (2) DIE DURCH GROBE FAHRLÄSSIGKEIT ODER VORSÄTZLICHES FEHLVERHALTEN DURCH CHORDIANT VERURSACHT WERDEN.

(b) TYPICAL DAMAGES.	(b) TYPISCHE SCHÄDEN.

(i)  ESSENTIAL OBLIGATIONS. IF CHORDIANT IS HELD LIABLE UNDER SECTION 7 (a) (1) FOR A VIOLATION OF AN ESSENTIAL CONTRACTUAL OBLIGATION WITHOUT GROSS NEGLIGENCE OR WILFUL MISCONDUCT BEING INVOLVED, CHORDIANT´S LIABILITY FOR DAMAGES SHALL BE LIMITED TO THOSE TYPICAL DAMAGES WHICH CHORDIANT COULD REASONABLY FORSEE AT THE TIME WHEN THE ORDER OF THE CUSTUMER WAS ACCPETED, BASED ON THE CIRCUMSTANCES KNOWN TO CHORDIANT AT THAT TIME.

(i) WESENTLICHE VERPFLICHTUNGEN. FALLS CHORDIANT GEMÄSS ZIFFER 7 (a) (1) WEGEN VERSTOSS GEGEN EINE KARDINALPFLICHT OHNE GROBE FAHRLÄSSIGKEIT ODER VORSÄTZLICHE FEHLHANDLUNG HAFTBAR GEMACHT WIRD, BESCHRÄNKT SICH CHORDIANTS HAFTUNG AUF DIE TYPISCHEN SCHÄDEN, DIE CHORDIANT ZUM ZEITPUNKT HÄTTE VORHERSEHEN KÖNNEN, ALS DER KUNDENAUFTRAG ANGENOMMEN WURDE, AUF GRUNDLAGE DER UMSTÄNDE, DIE CHORDIANT ZU JENEM ZEITPUNKT BEKANNT WAREN.

(ii) EMPLOYEES. IF CHORDIANT IS HELD LIABLE FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF EMPLOYEES WHICH ARE NOT MEMBER OF THE BOARD OF DIRECTORS (ORGAN) OR EXECUTIVE EMPLOYEE OF CHORDIANT (LEITENDE ANGESTELLTE) UNDER SECTION 7 (a) (2), CHORDIANT´S LIABILITY FOR DAMAGES SHALL BE LIMITED TO THOSE TYPICAL DAMAGES WHICH CHORDIANT COULD REASONABLY FORSEE AT THE TIME WHEN THE ORDER OF THE CUSTUMER WAS ACCPETED, BASED ON THE CIRCUMSTANCES KNOWN TO CHORDIANT AT THAT TIME.

(ii)  MITARBEITER. FALLS CHORDIANT GEMÄSS ZIFFER 7 (a) (2) AUFGRUND GROBER FAHRLÄSSIGKEIT ODER VORSÄTZLICHER FEHLHANDLUNG DURCH MITARBEITER HAFTBAR GEMACHT WIRD, BEI DENEN ES SICH NICHT UM MITGLIEDER DER GESCHÄFTSFÜHRUNG (ORGAN) ODER LEITENDE ANGESTELLTE VON CHORDIANT HANDELT, BESCHRÄNKT SICH CHORDIANTS HAFTUNG AUF DIE TYPISCHEN SCHÄDEN, DIE CHORDIANT ZU DEM ZEITPUNKT HÄTTE VORHERSEHEN KÖNNEN, ALS DER KUNDENAUFTRAG ANGENOMMEN WURDE, AUF GRUNDLAGE DER UMSTÄNDE, DIE CHORDIANT ZU DIESEM ZEITPUNKT BEKANNT WAREN.

(c) AGGREGATE LIABILITY. IF CHORDIANT IS LIABLE UNDER SECTION 7 (b) CHORDIANT’S AGGREGATE CUMULATIVE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER ARISING FROM CONTRACT, TORT OR OTHERWISE) FOR DAMAGES SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM CUSTOMER'S USE OF THE SOFTWARE OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT SOFTWARE OR SERVICES GIVING RISE TO THE LIABILITY.

(c)  GESAMTHAFTUNG. FALLS CHORDIANT GEMÄSS ZIFFER 7 (b) HAFTET, ÜBERSTEIGT DIE GESAMTHAFTUNG VON CHORDIANT AUS DIESEM VERTRAG ODER IN VERBINDUNG MIT DIESEM VERTRAG AUF KEINEN FALL (SEI ES AUFGRUND DIESES VERTRAGS, WEGEN UNERLAUBTER HANDLUNGEN ODER ANDERWEITIG) DIE GEBÜHREN, DIE DER KUNDE GEMÄSS DIESEM VERTRAG GEZAHLT HAT. FALLS SOLCHE SCHÄDEN AUS DER BENUTZUNG DER SOFTWARE ODER DES SUPPORTS DURCH DEN KUNDEN ENTSTEHEN, IST DIESE HAFTUNG AUF DIE FÜR DIE ENTSPRECHENDE SOFTWARE ODER DEN SUPPORT BEZAHLTEN GEBÜHREN BESCHRÄNKT, DIE ZUM HAFTUNGSFALL FÜHRTEN.

(i)  ESSENTIAL OBLIGATIONS. IF CHORDIANT IS HELD LIABLE UNDER SECTION 7 (a) (1) FOR A VIOLATION OF AN ESSENTIAL CONTRACTUAL OBLIGATION WITHOUT GROSS NEGLIGENCE OR WILFUL MISCONDUCT BEING INVOLVED, CHORDIANT´S LIABILITY FOR DAMAGES SHALL BE LIMITED TO THOSE TYPICAL DAMAGES WHICH CHORDIANT COULD REASONABLY FORSEE AT THE TIME WHEN THE ORDER OF THE CUSTUMER WAS ACCPETED, BASED ON THE CIRCUMSTANCES KNOWN TO CHORDIANT AT THAT TIME.

(i) WESENTLICHE VERPFLICHTUNGEN. FALLS CHORDIANT GEMÄSS ZIFFER 7 (a) (1) WEGEN VERSTOSS GEGEN EINE KARDINALPFLICHT OHNE GROBE FAHRLÄSSIGKEIT ODER VORSÄTZLICHE FEHLHANDLUNG HAFTBAR GEMACHT WIRD, BESCHRÄNKT SICH CHORDIANTS HAFTUNG AUF DIE TYPISCHEN SCHÄDEN, DIE CHORDIANT ZUM ZEITPUNKT HÄTTE VORHERSEHEN KÖNNEN, ALS DER KUNDENAUFTRAG ANGENOMMEN WURDE, AUF GRUNDLAGE DER UMSTÄNDE, DIE CHORDIANT ZU JENEM ZEITPUNKT BEKANNT WAREN.

(ii) EMPLOYEES. IF CHORDIANT IS HELD LIABLE FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF EMPLOYEES WHICH ARE NOT MEMBER OF THE BOARD OF DIRECTORS (ORGAN) OR EXECUTIVE EMPLOYEE OF CHORDIANT (LEITENDE ANGESTELLTE) UNDER SECTION 7 (a) (2), CHORDIANT´S LIABILITY FOR DAMAGES SHALL BE LIMITED TO THOSE TYPICAL DAMAGES WHICH CHORDIANT COULD REASONABLY FORSEE AT THE TIME WHEN THE ORDER OF THE CUSTUMER WAS ACCPETED, BASED ON THE CIRCUMSTANCES KNOWN TO CHORDIANT AT THAT TIME.

(ii)  MITARBEITER. FALLS CHORDIANT GEMÄSS ZIFFER 7 (a) (2) AUFGRUND GROBER FAHRLÄSSIGKEIT ODER VORSÄTZLICHER FEHLHANDLUNG DURCH MITARBEITER HAFTBAR GEMACHT WIRD, BEI DENEN ES SICH NICHT UM MITGLIEDER DER GESCHÄFTSFÜHRUNG (ORGAN) ODER LEITENDE ANGESTELLTE VON CHORDIANT HANDELT, BESCHRÄNKT SICH CHORDIANTS HAFTUNG AUF DIE TYPISCHEN SCHÄDEN, DIE CHORDIANT ZU DEM ZEITPUNKT HÄTTE VORHERSEHEN KÖNNEN, ALS DER KUNDENAUFTRAG ANGENOMMEN WURDE, AUF GRUNDLAGE DER UMSTÄNDE, DIE CHORDIANT ZU DIESEM ZEITPUNKT BEKANNT WAREN.

(c) AGGREGATE LIABILITY. IF CHORDIANT IS LIABLE UNDER SECTION 7 (b) CHORDIANT’S AGGREGATE CUMULATIVE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER ARISING FROM CONTRACT, TORT OR OTHERWISE) FOR DAMAGES SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM CUSTOMER'S USE OF THE SOFTWARE OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT SOFTWARE OR SERVICES GIVING RISE TO THE LIABILITY.

(c)  GESAMTHAFTUNG. FALLS CHORDIANT GEMÄSS ZIFFER 7 (b) HAFTET, ÜBERSTEIGT DIE GESAMTHAFTUNG VON CHORDIANT AUS DIESEM VERTRAG ODER IN VERBINDUNG MIT DIESEM VERTRAG AUF KEINEN FALL (SEI ES AUFGRUND DIESES VERTRAGS, WEGEN UNERLAUBTER HANDLUNGEN ODER ANDERWEITIG) DIE GEBÜHREN, DIE DER KUNDE GEMÄSS DIESEM VERTRAG GEZAHLT HAT. FALLS SOLCHE SCHÄDEN AUS DER BENUTZUNG DER SOFTWARE ODER DES SUPPORTS DURCH DEN KUNDEN ENTSTEHEN, IST DIESE HAFTUNG AUF DIE FÜR DIE ENTSPRECHENDE SOFTWARE ODER DEN SUPPORT BEZAHLTEN GEBÜHREN BESCHRÄNKT, DIE ZUM HAFTUNGSFALL FÜHRTEN.

Chordiant Software International GmbH. Ganghoferstr. 39 D-80339 Munich, Germany Attn: Accounts Receivable.
(d) Taxes. The fees in this Agreement or the applicable Order Form do not include Taxes. If Chordiant is required to pay sales, use, property, excise, import or export, value-added or similar tax or duty, government fees or other taxes based on the licenses or services granted under this Agreement or on Customer’s use of Software or services (collectively, "Taxes"), then such Taxes shall be billed and paid by Customer. This Section does not apply to taxes based on Chordiant revenue or income.

(d)  Steuern. Die in diesem Vertrag oder im maßgeblichen Bestellformular aufgeführten Gebühren beinhalten keine Steuern. Falls Chordiant auf der Grundlage der nach diesem Vertrag geschuldeten Lizenzen oder Leistungen oder aufgrund der Nutzung der Software oder Leistungen durch den Kunden zur Zahlung von Verkaufs-, Gebrauchs-, Eigentums-, Verbrauchs-, Import oder Export oder für den Mehrwert anfallenden oder ’hnlichen Steuern und Zöllen, behördlichen Abgaben oder anderen Steuern (insgesamt, "Steuern") verpflichtet ist, sind diese Steuern dem Kunden zu berechnen und von diesem auszugleichen. Dies gilt nicht für Steuern, welche auf Chordiant´s Umsatz oder Einkommen beruhen.

9. Confidentiality.	9. Vertraulichkeit.
By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall include but not be limited to the Software (including Source Code), Chordiant services, the terms and pricing under this Agreement, and all information clearly identified as confidential or which is self-evidently of a confidential nature.

Aufgrund dieses Vertrags können die Parteien Zugang zu einander vertraulichen Informationen haben ("Vertrauliche Informationen"). Vertrauliche Informationen umfassen, ohne darauf beschränkt zu sein, die Software (einschließlich Quellcode), Chordiants Leistungen, die Bedingungen und Preise gemäß diesem Vertrag and allen Informationen, welche eindeutig als vertraulich gekennzeichnet sind bzw. sich deren Vertraulichkeit ohne weiteres aus sich selbst ergibt.

A party’s Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

Die Vertraulichen Informationen einer Partei beinhalten nicht Informationen, welche: (a) ohne Vertrauensbruch durch die andere Partei bereits allgemein zugänglich waren; (b) sich vor Offenbarung bereits rechtmäßig im Besitz der anderen Partei befanden und weder direkt noch indirekt von der offenbarenden Partei erworben wurden; (c) von einer Drittpartei der anderen Partei rechtmäßig ohne Einschränkungen offenbart wurden; (d) unabhängig von der anderen Partei entwickelt wurden.

The parties agree to hold each other’s Confidential Information in confidence during the term of this Agreement and for a period of five (5) years after termination of this Agreement (except for Chordiant’s Software and Software services which shall remain confidential indefinitely). The parties agree, unless required by law, not to make each other’s Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. The Customer ensures that any third parties having access to Confidential Information within ASP-applications according to Sec. 2 (a) (i) (2) of this Agreement will treat such information strictly confidential in accordance with the provisions of this Agreement.

Die Parteien verpflichten sich, die Vertraulichen Informationen der anderen Vertragspartei während der Laufzeit dieses Vertrages sowie für einen Zeitraum von fünf (5) Jahren nach dessen Beendigung vertraulich zu behandeln. In Bezug auf Chordiant´s Software und Software Leistungen gilt diese Verpflichtung zeitlich unbeschränkt. Soweit nicht aufgrund Gesetzes unbedingt geboten, verpflichten sich die Parteien, die vertraulichen Informationen dritten Parteien in keinerlei Form als für die Durchführung dieses Vertrages notwendig zugänglich zu machen. Die Parteien werden alle angemessenen Maßnahmen ergreifen, um sicherzustellen, dass vertrauliche Informationen nicht unter Verstoß gegen die Bedingungen dieses Vertrages durch Mitarbeiter oder Vertreter offenbart oder verbreitet werden. Der Kunde stellt sicher, dass Dritte, welche gemäß Ziffer 2 (a) (i) (2) dieses Vertrages im Rahmen von ASP-Anwendungen Zugang zu Vertraulichen Informationen erhalten, diese ebenfalls entsprechend den Regelungen dieses Vertrages strikt vertraulich behandeln.

10. Miscellaneous.	10. Verschiedenes.
(a) Export Administration. Customer agrees to comply with all relevant export laws and regulations of the United States, the United Kingdom and any other country (“Export Laws”) to assure that neither the Software nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) are used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

(a)  Exporte. Der Kunde erkl’rt sich einverstanden, alle geltenden Exportgesetze und -Vorschriften der USA, des Vereinigten Königreiches und aller anderen L’nder („Exportgesetze“) zu befolgen, so dass weder die Software noch ein direkt von der Software abgeleitetes Produkt (i) direkt oder indirekt unter Verletzung der Exportgesetze exportiert wird oder (ii) für irgendwelche Zwecke eingesetzt wird, die von den Exportgesetzen verboten sind. Dazu z’hlt, ohne darauf beschr’nkt zu sein, die Verbreitung von Abc-Waffen.

(b) Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given when mailed by first class. Notices shall be sent to the addresses set forth at the beginning of this Agreement or such other address as either party may specify in writing. If notice is sent to Chordiant, it shall be sent to Chordiant´s Managing Director.

(b) Benachrichtigungen. Alle Benachrichtigungen gem’ß diesem Vertrag müssen schriftlich erfolgen und werden nach Einwurf in den Briefkasten (First Class Mail) als zugestellt betrachtet. Benachrichtigungen sind an die am Vertragsanfang angeführten Adressen oder an jede andere von einer Partei schriftlich angegebene Adresse zu schicken. Falls eine Benachrichtigung an Chordiant geschickt wird, muss sie an den Gesch’ftsführer von Chordiant gerichtet werden.

(c) Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, power shortages or any other cause which is beyond the reasonable control of such party.

(c)  Höhere Gewalt. Keine Partei ist im Rahmen dieses Vertrags für die Nichterfüllung oder Verzögerung bei Erfüllung ihrer Leistungspflichten haftbar (mit Ausnahme der Zahlung von Geld) aufgrund von Streiks, Güterverknappung, Aufruhr, Br’nden, Überflutungen, Stürmen, Explosionen, höherer Gewalt, Krieg, Maßnahmen der Regierung, Arbeitsbedingungen, Erdbeben, Energieverknappung oder aus anderen Gründen, außerhalb des Einflusses dieser Partei.

(d) Assignment. Neither this Agreement nor any rights or obligations of Customer hereunder may be assigned by Customer in whole or in part without the prior written approval of Chordiant except that Customer may assign this Agreement to any of its Affiliates. Chordiant’s rights and obligations, in whole or in part, under this Agreement may be assigned by Chordiant.

(d) Abtretung. Weder dieser Vertrag noch sich aus dem Vertrag ergebende Rechte oder Pflichten des Kunden können vom Kunden ganz oder teilweise ohne vorherige schriftliche Zustimmung von Chordiant abgetreten werden. Dies gilt jedoch nicht für eine Übernahme dieses Vertrages durch ein mit dem Kunden Verbundenes Unternehmen. Chordiants Rechte und Pflichten aus diesem Vertrag können von Chordiant ganz oder teilweise abgetreten werden.

(e) Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

(e) Verzichtserkl’rung. Das Vers’umnis einer Partei, vertragliche Leistungen von der anderen Partei zu verlangen, beeintr’chtigt nicht das Recht der Partei diese Leistungen zu einem sp’teren Zeitpunkt zu verlangen. Außerdem stellt die Verzichtserkl’rung einer Partei bei Verletzung einer Vertragsklausel keine Verzichtserkl’rung in Bezug auf die eigentliche Klausel dar.

(f) Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and the invalid or unenforceable provision will be changed and interpreted to best accomplish the objectives of such unenforceable or intended provision within the limits of law.

(f) Aufhebung. Falls eine Vertragsklausel sich als undurchsetzbar oder als ungültig erweist, wird dadurch nicht der gesamte Vertrag undurchsetzbar oder ungültig. In einem derartigen Fall muss die undurchsetzbare oder als ungültige Klausel so ge’ndert und interpretiert werden, dass der Zielsetzung der nicht durchsetzbaren oder beabsichtigten Klausel innerhalb der Grenzen geltenden Rechts entsprochen werden kann.

(g) Controlling Law and Jurisdiction. This Agreement shall be governed in all respects by the laws of the Federal Republic of Germany. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The Regional Court Munich I (Landgericht München I) shall be responsible for all disputes in relation with the Agreement or its validity.

(g) Geltendes Recht und Gerichtsstand. Für diesen Vertrag gelten in jeder Hinsicht die Gesetze der Bundesrepublik Deutschland. Die Parteien erkl’ren sich einverstanden, dass das Übereinkommen der Vereinten Nationen über Vertr’ge über den internationalen Warenverkauf ausdrücklich nicht für diesen Vertrag gilt. Das Landgericht München I ist für alle Rechtsstreitigkeiten in Bezug auf den Vertrag bzw. über seine Gültigkeit zust’ndig.

(h) No Agency. Nothing contained herein shall be construed as creating any agency, partnership or other form of joint enterprise between the parties.	(h) Keine Vertretung. Nichts in diesem Vertrag darf als Schaffung einer Vertretung, Personengesellschaft oder anderen Form eines gemeinsamen Unternehmens zwischen den Parteien ausgelegt werden.
(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

(i) Duplikate. Dieser Vertrag kann gleichzeitig in zwei oder mehr Duplikaten ausgefertigt werden, wobei jedes Duplikat als Original betrachtet wird und alle Duplikate gemeinsam ein und denselben Vertrag darstellen.

(j) Customer Reference. Chordiant may refer to Customer as a customer in sales presentations, marketing vehicles and activities. Such activities may include, but are not limited to: a press release issued within sixty (60) days of the Effective Date of the Agreement, a Customer user story completed by Chordiant upon implementation of the Software, and a reasonable number of technical or executive level Customer reference calls for Chordiant.

(j) Bezugnahme auf den Kunden. Chordiant darf sich im Rahmen von Verkaufspr’sentationen, Marketingaktionen und -maßnahmen auf den Kunden als solchen beziehen. Diese Maßnahmen dürfen folgendes umfassen, ohne darauf beschr’nkt zu sein: Eine Pressemitteilung innerhalb von sechzig (60) Tagen nach Inkrafttreten des Vertrags, ein Artikel über den Kunden als Nutzer, der von Chordiant nach Einsatz der Software verfasst wird, und eine angemessene Anzahl von Hinweisen auf den Kunden durch technische und leitende Angestellte von Chordiant.

(k) Entire Agreement. This Agreement, Order Form(s) together with any exhibits, completely and exclusively states the agreement of the parties. In the event of any conflict between the terms of this Agreement and any exhibit hereto, the terms of this Agreement shall control. In the event of any conflict between the terms of this Agreement and any Order Form, the individualized terms of such Order Form will control, but any pre-printed terms on Customer’s purchase order will be of no effect. This Agreement supersedes, and its terms govern, all prior proposals, representations, guarantees, conditions, agreements or other communications between the parties, oral or written, regarding the subject matter of this Agreement. This Agreement including this Section 10 (k) shall not be modified except by a subsequently dated written amendment signed by the parties, and any “pre-printed” terms on a Customer purchase order or other document purporting to supplement the provisions hereof shall be void.

(k) Vollst’ndiger Vertrag. Dieser Vertrag zusammen mit dem/n Bestellformular(en) und eventuellen Anlagen repr’sentiert den Vertrag zwischen den Parteien vollst’ndig und ausschließlich. Falls zwischen den Vertragsbedingungen und Anlagen zum Vertrag Widersprüche auftreten, haben die Vertragsbedingungen Vorrang. Falls ein Widerspruch zwischen den Vertragsbedingungen und den Kaufauftr’gen oder Bestellformularen auftritt, haben die einzeln ausgeführten Bedingungen dieser Kaufauftr’ge oder Bestellformulare Vorrang, wobei die vorgedruckten Bedingungen auf dem Kaufauftrag des Kunden allerdings unberücksichtigt bleiben. Dieser Vertrag ersetzt alle vorherigen schriftlichen oder mündlichen Vorschl’ge, Behauptungen, Zusicherungen, Bedingungen, Vertr’ge oder andere Abreden zwischen den Parteien in Hinblick auf den Vertragsgegenstand, und die Bedingungen dieses Vertrags haben Vorrang. Dieser Vertrag einschließlich dieser Ziffer 10 (k) darf nur durch eine schriftliche, sp’tere, von den Parteien unterzeichnete Änderung modifiziert werden. Alle vorgedruckten Bedingungen auf einer Kundenbestellung oder anderen Dokumenten, die angeblich die Klauseln dieses Vertrags erg’nzen, sind hiermit null und nichtig.

(l) Customer can only declare a set-off with uncontested of finally awarded claims and only assert a right of retention in respect of such claim.	(l) Der Kunde kann nur mit einer unbestrittenen oder rechtskr’ftig festgestellten Forderung aufrechnen und Zurückbehaltungsrechte nur aufgrund derartiger Forderungen geltend machen.
(m) English Translation. The parties agree that to the extent there is any conflict in the language of this Agreement between the English and German version, the German version shall control and govern.

(m) Englische Übersetzung. Die Parteien erkl’ren sich einverstanden, dass im Fall von inhaltlichen Unterschieden zwischen der englischen und deutschen Version dieses Vertrags der Inhalt der deutschen Version maßgeblich ist.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.	Zur Beurkundung dieses Vertrags haben die Vertragsparteien diesen Vertrag von ihren ordnungsgem’ß autorisierten Vertretern unterzeichnen lassen.

Chordiant Software International GmbH.:	Customer/ KUNDE.:
____/s/ Juergen Neubauer____________________ Signature/ Unterschrift	______/s/ Andreas Strausfeld____________________ Signature/ Unterschrift
______ Juergen Neubauer____________________ Print Name/ Name in Druckschrift	____ Andreas Strausfeld_______________________ Print Name/ Name in Druckschrift
________Geschaftsfurher________________________ Title/ Titel	Leiter des Geschaftsbereichs IT Services Title/ Titel
____19 December 2006 _____________________ Date/ Datum	______19 Dezember 2006 ____________________ Date/ Datum

/s/ Peter Norman

Peter Norman
Chief Financial Officer
December 18, 2006

/s/ Steven R. Springsteel

Steven R. Springsteel
President and CEO
December 18, 2006

Exhibit A
Exhibit A (Software Order)

Contract Information

Customer Name: Purchase Order Number:
Customer Location: Customer Telephone Number:
Designated Support Contact: Contact’s E-Mail Address:

Agreement Name and Date: Software License and Services Agreement dated __________________
This Order Form (“Order Form”) is placed in accordance with and shall be governed by the terms of the Agreement (“Agreement”) specified above. Customer hereby orders the Software licenses for use as follows:

A: SOFTWARE LICENSE

Designated Center:

Hardware:  HP Proliant
Operating System: SLES 9 (SUSE LINUX ENTERPRISE SERVER, V9)
Customer Application: Contact Center Architecture
Customer Relational Database (Marketing product Software): UDB
Geographic Location: Germany
Licensed end-customer: DAK

Software-License for DAK according to the Agreement between DAK and Chordiant
	USERS	License Type (i.e. Named User/Client, Server, Developer) URN’s (no. of)	Licence Fee
Chordiant Call Center Browser Edition	20.000	Concurrent user
Chordiant Foundation Server	Enterprise	CPU
- Application Components
- Business Process Server
- Café Server
- Security Server
- CTI Server
- Persistence Server
- Request Server
- JDBC Connector
- Chordiant Connector for WebSphere MQ
- Chordiant Interaction Controller

Chordiant Tools Bundle
- Chordiant Business Process Designer	Enterprise	Developers
- Chordiant Café Developer Environment	Enterprise	Developers

Chordiant Rules Server	4	CPU
Chordiant Rules Designers	5	Designers

Chordiant Marketing Director		9Mio URN
License Fee net (IBM pricing to DAK; License fee will be paid by IBM)			€ 12.700.000,--

Annual Maintenance Fee net (to be paid by DAK)
(at Dak’s option, first payment is due on 1. January. 2010)       € 1.440.000,--

Any Support for the Software listed above will begin on 12/31/06, and will be provided free of charge by Chordiant to DAK through 12/31/09.  Beginning on January 1, 2010, DAK will have the option of purchasing Support from CHRD for an annual fee of €1.440.000 for the software listed above. At DAK’s option, after expiration of the Support Period ending December 31, 2010, and each subsequent renewal period, DAK may acquire an additional one year of Support services for the Software licensed under this Order Form, for an annual Support Fee of €1.440.000, for the period from January 1 to December 31 of each year.

All prices are subject to applicable statutory VAT.

Support.

Support services will be provided for the Software so long as the annual Support Fees have been paid. The fee for each renewal period will be due and payable by DAK in full net 30 days from receipt by DAK of an accurate invoice.

Additional Licenses

DAK may purchase additional 30.000 user - licenses for Chordiant Call Center Browser Edition. On this basis DAK and CHORDIANT agree to the following conditions:

Additional user licenses must be ordered by a minimum of 10.000 users each. The net price will be:
Additional Chordiant Call Center Browser Edition	10.000	Concurrent user	€ 3.330.000,--

Annual Support Fee net
(16 % effective immediately after purchase)         € 532.800,--

The fee for license and Support for each additional order for Concurrent Users will be due and payable by DAK in full net 30 days from receipt by DAK of an accurate invoice. All prices are subject to applicable statutory VAT.

This license may be transferred to another Designated Center in accordance with the terms of the applicable Software License and Services Agreement.

B: Miscellaneous. As specified on this Order Form, Chordiant shall deliver to IBM the number of copies specified above of the Software media and Documentation (CD-ROM or bound, whichever is generally available) (“Master Copy”) for each Software license for use at the Designated Center. Upon delivery of the Software specified above to IBM, the Software shall be deemed accepted by Customer. Chordiant will not be required to deliver any Software to the Customer.

Chordiant Software International GmbH      Customer:

/s/ Juergen Neubauer          /s/ Andreas Strausfeld
Signature                  Signature

Juergen Neubauer          Andreas Strausfeld
Print Name              Print Name

Lieter des Geschaftsbereichs
Geschaftsfuhrer              IT Services
Print Title                  Print Title

19 December 2006             19 Dezember 2006
Date               Date

/s/ Peter Norman

Peter Norman
Chief Financial Officer
December 18, 2006

/s/ Steven R. Springsteel

Steven R. Springsteel
President and CEO
December 18, 2006

Anhang A
Anhang A (Bestellung Software)

Vertragsinformationen

Kundenname: Bestellnummer:
Kundenstandort: Telefonnummer des Kunden:
Vorgesehener Support Ansprechpartner: E-Mail-Adresse des Ansprechpartners:

Bezeichnung und Datum des Vertrags: Datum des Softwarelizenz- und Servicevertrags ________________
Dieses Bestellformular („Bestellformular“) stimmt mit den Bedingungen des oben genannten Vertrags („Vertrag“) überein. Die Bedingungen des oben genannten Vertrags haben Vorrang. Der Kunde bestellt hiermit die Softwarelizenzen für die folgenden Einsatzbereiche:

A: SOFTWARELIZENZ.

Vorgesehenes Zentrum:

Hardware: HP Proliant
Betriebssystem: SLES 9 (SUSE LINUX ENTERPRISE SERVER, V9)
Kundenanwendung: Contact Center Architecture
Kundenbeziehungsdatenbank: UDB
Geografischer Standort: Deutschland
Lizensierter Endkunde: DAK

Software-Lizenz für die DAK gemäß dem Vertrag zwischen der DAK und Chordiant
	Anzahl	License Type (i.e. Named User/Client, Server, Developer) URN’s (no. of)	Lizenzgebühr
Chordiant Call Center Browser Edition	20.000	Concurrent user
Chordiant Foundation Server	Enterprise	CPU
- Application Components
- Business Process Server
- Café Server
- Security Server
- CTI Server
- Persistence Server
- Request Server
- JDBC Connector
- Chordiant Connector for WebSphere MQ
- Chordiant Interaction Controller

Chordiant Tools Bundle
- Chordiant Business Process Designer	Enterprise	Developers
- Chordiant Café Developer Environment	Enterprise	Developers

Chordiant Rules Server	4	CPU
Chordiant Rules Designers	5	Designers

Chordiant Marketing Director		9Mio URN
Lizenzgebühr TOTAL netto (gemäß Preisfestsetzung IBM; IIBM bezahlt Lizenzgebühr)			€ 12.700.000,--

Software-Support für oben angegebenes Paket jährlich netto (zu entrichten von der DAK)
(entsprechend der Option der DAK; fällig erstmals zum 1. Januar. 2010)   € 1.440.000,--

Der j’hrliche Support für die vorgenannte Software soll am 31. Dezember 2006 beginnen und wird von Chordiant unentgeltlich bis zum 31. Dezember 2009 an die DAK erbracht. Die DAK ist berechtigt, weiteren Support für die vorgenannte Software von Chordiant für den Zeitraum ab 01. Januar - 31. Dezember 2010 zum Preis von netto € 1.440.000,00 zu bestellen. Nach Ablauf des Support-Zeitraums bis einschließlich 31. Dezember 2010 kann die DAK für weitere j’hrliche Verl’ngerungszeitr’ume Support zum Preis von netto € 1.440.000,00 für die gem’ß diesem Bestellformular lizensierte Software bestellen.

Jegliche Gebühren verstehen sich zuzüglich der jeweiligen gesetzlichen Mwst.

Support.

Support-Leistungen werden für die Software für den Zeitraum erbracht, in dem die j’hrlichen Support-Gebühren entrichtet wurden. Die Gebühren für den jeweiligen Verl’ngerungszeitraum sind innerhalb von 30 Tagen nach Erhalt einer ordnungsgem’ßen Rechnung an die DAK f’llig und zahlbar.

Weitere Lizenzen:

Lizenzen für zusätzliche Nutzer können in einer Mindeststückzahl von 10.000 Nutzern bestellt werden. Die Netto-Preise sind wie folgt:
Zusätzliche Chordiant Call Center Browser Edition	10.000	gleichzeitige Nutzer	€ 3.330.000,--

Darauf entfallende jährliche Support Gebühr netto
(16% ;unmittelbar fällig nach Erwerb der Lizenzen)        € 532.800,--

Die Lizenz- und Support-Gebühren jeglicher Bestellung für weitere gleichzeitige Nutzer sind innerhalb von 30 Tagen nach Empfang einer ordnungsgem’ßen Rechnung von der DAK ohne Abzug zu erstatten. Jegliche Gebühren verstehen sich zuzüglich der jeweiligen gesetzlichen Mwst.

Diese Lizenz kann gemäß den Bestimmungen des zugehörigen Softwarelizenz- und Servicevertrages auf ein anderes Vorgesehenes Zentrum übertragen werden.

B: Verschiedenes. Laut diesem Bestellformular liefert Chordiant die oben angegebene Anzahl Kopien auf Softwaredatentr’gern mit Dokumentation (je nach Verfügbarkeit CD-ROM oder gebunden) („Hauptkopie“) an IBM für jede Softwarelizenz, ,um im Vorgesehenen Zentrum des Kunden eingesetzt zu werden. Der Kunde darf für jeden Lizenztyp der Software je eine Kopie der Software einschließlich Dokumentation machen, und der Kunde ist für die Installation der Software verantwortlich. Mit Lieferung der Software an IBM übernimmt der Kunde diese. Eine weitere Lieferung der Software an den Kunden ist nicht erforderlich.

Chordiant Software International GmbH          KUNDE/Customer:

/s/ Juergen Neubauer             /s/ Andreas Strausfeld
Signature                      Signature

Juergen Neubauer              Andreas Strausfeld
Print Name                  Print Name

    Lieter des Geschaftsbereichs
Geschaftsfuhrer              IT Services
Print Title                  Print Title

19 December 2006                 19 Dezember 2006
Date                   Date

/s/ Peter Norman

Peter Norman
Chief Financial Officer
December 18, 2006

/s/ Steven R. Springsteel

Steven R. Springsteel
President and CEO
December 18, 2006

Exhibit B
General Support Terms:

1. Support Services. Support services will be provided under these terms, Chordiant’s support policies in effect on the date Support is ordered by Customer and the terms of the Agreement. Support services shall be provided from Chordiant’s principal place of business or at other sites that house its support facilities and/or personnel or at the Designated Center, as determined in Chordiant’s sole discretion. Each on-site visit of Chordiant personnel for support purposes requires a corresponding written order of the Customer. If Chordiant is responsible to fix an Error of the Software caused by Chordiant and sends personnel to the Designated Centre to resolve such Error in the Supported Program, Chordiant shall pay Chordiant’s reasonable travel, meals and lodging expenses. In any other cases Customer shall pay such reasonable expenses for on-site visits of Chordiant personnel.

2. Incidental Expenses. For any other on-site services requested by Customer, Customer shall reimburse Chordiant for actual, reasonable travel and out-of-pocket expenses incurred (separate from then-current Support Fees).

3. Reinstatement. Once Support has been terminated by Customer or Chordiant for a particular Supported Program, it can be reinstated only if Chordiant is still offering Support for such Supported Program and Customer pays a fee equal to the Support Fees that would have been payable for the period of time during which Support was terminated for such Supported Program.

4. Supervision and Management. Customer is responsible for undertaking the proper supervision, implementation and management of its use of the Supported Programs, including, but not limited to: (i) assuring proper Supported Environment configuration, Supported Programs installation and operating methods; (ii) following industry standard procedures for the security of data, accuracy of input and output, and back-up plans, including restart and recovery in the event of hardware or software error or malfunction and (iii) the proper supervision and management of the use of the Supported Programs within ASP-applications for third parties according to Sec. 2 (a) (i) (2). Chordiant does not warrant (i) the performance of, or combination of, Software with any third party software, (ii) any implementation of the Software that does not follow Chordiant’s delivery methodology, or (iii) any software or components not supplied by Chordiant.

5. Training. Customer is responsible for proper training of all appropriate personnel or any third parties using the Software according to Sec. 2 (a) (i) (2) within ASP-applications in the operation and use of the Software and associated equipment.

6. Access to Personnel and Equipment. Customer agrees to (i) provide Chordiant with remote access to Customer’s Supported Software during the term of this Agreement via an electronic link, controlled by Customer, via Webex or a comparable software; and (ii) provide any reasonable assistance that Chordiant may require from the Designated Contacts and other appropriate Customer representatives (e.g. network administrator, as the case may be) to enable Chordiant to provide Customer with Support.

7. Support Term. Upon expiration of an existing Support Period for a particular Supported Program, a new Support Period shall automatically begin for a consecutive twelve (12) month term (“Renewal Period”) so long as (i) Customer pays the Support Fee within thirty (30) days of invoice by Chordiant; and (ii) Chordiant is still offering Support on such Supported Program.

8. Annual Support Fees. The initial annual Support Fee shall be stated in the Order Form. Fees for Support are due and payable annually in advance. The annual Support Fee for any Renewal Period shall not be less than the initial annual Support Fee and shall only increase from the previous year’s Support Fee by not more than the average European consumer inflation index Eurostat), but in any case not more than 3%..

9. Scope of Support. Chordiant shall make available to Customer Support in the form of access via e-mail, web and telephone (telephone access during the Support Hours only) in English to the Designated Contacts and/or via the support website for technical information, technical advice and technical consultation regarding Customer’s use of the Supported Software. The primary objective of Chordiant Product Support is to assist Customer in maintaining and/or regaining an operational state by commercially reasonable efforts. The secondary objective of Product Support is to provide in due course the correction of any underlying Errors. Any priority levels and response times shall be governed by Schedule A to these terms.

(a) Scope. Product Support will include the following:

(1) Problem Prevention
1.  Notification of availability of generally available patches and releases.

(2)  Problem Identification
1.  Clarification of Chordiant error messages,
2.  Assistance in identifying and verifying the causes of suspected Errors, and;
3.  Advice on bypassing identified Errors (providing workarounds) in the Supported Software.

(3)  Problem Resolution
1.  Reporting and tracking product defects and enhancement requests,
2.  Resolution of defects via workaround, maintenance release or in exceptional circumstances emergency patches, and
3.  Notification of status on issues, including escalation when required.

(b) Resolution of Errors. Chordiant will endeavor to provide an initial response acknowledging Errors reported by Customer in accordance with the priority levels and response times set out in Schedule A. Chordiant will acknowledge each Customer report of a case by written acknowledgment setting forth a Case Problem Number for use by Customer and Chordiant in all correspondence relating to such case. Thereafter, Chordiant shall use commercially reasonable efforts to provide a Resolution.

(c) Exceptions. Chordiant shall have no responsibility to fix any Errors arising out of or related to the following causes:

a.
any modifications or enhancements made by the Customer or any third parties using the Software according to Sec. 2 (a) (i) (2) within ASP-applications (“ASP-Customer”) to the Software or the application specific environment, unless such modifications or enhancements are specifically approved in writing by Chordiant Product Support; this includes but is not limited to;

- location of binaries
- scripts provided by Chordiant
- any application specific object (e.g., table, view, index, trigger)
- any application specific operating system permissions or role privileges
b.
Any modification or combination of the Software (in whole or in part), including without limitation any portions of the Software code or Source Code customized by the Customer or the ASP-Customer that is not part of the unmodified Software delivered by Chordiant or for which Chordiant has not received and acknowledged receipt of the source code and agreed to Support.

c.	Use of the Software in an environment other than a Supported Environment.
d.
Accident; electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, failure of media not furnished by Chordiant; operation of the Software with other media and hardware, software or telecommunication equipment or software; or causes other than ordinary use.

10. Customer Responsibilities

Customer agrees to:
(i)	Provide Chordiant with remote access to Customer’s Supported Software during the term of this Agreement via an electronic link; and
(ii)
Provide any reasonable assistance that Chordiant may require from the Designated Contacts and other appropriate Customer representatives (e.g. network administrator, as the case may be) to enable Chordiant to provide Customer with Support.

(iii)
Establish and maintain the conditions of the Supported Environment in compliance with Chordiant Certified Matrix and Technical Stack developed for the installed release or any environmental operating ranges specified by the manufacturers of the components of the Designated Center. Any deviation from this Support Environment voids all Resolutions within the timeframe set forth in Exhibit B.

In the event that the Customer fails to comply with the above and this necessitates on-site attendance authorized by the Customer and/or the provision of additional Chordiant Services, Customer agrees to pay Chordiant for any expenses associated with such services at Chordiant’s then-current time and materials services rates.

The Customer agrees to designate appropriately qualified and trained personnel to be the Designated Contacts, and only those individuals shall request Support services. The Customer agrees endeavor to adequately train and obtain “Chordiant certification” for, and forward to Chordiant the names and contact details of the Designated Support Contacts.

The Customer agrees to maintain procedures to facilitate reconstruction of any lost or altered files, data or programs and the Customer agrees that Chordiant will not be responsible under any circumstances for any consequences arising from lost or corrupted data, files or programs. The Customer is solely responsible for carrying out all necessary backup procedures for its own benefit, to ensure that data integrity can be maintained in the event of loss of data for any reason and that Customer programs can be restored.

The Customer agrees to be solely responsible for the security of its confidential and proprietary information, and shall not disclose such information to Chordiant except on a ‘need to know’ basis for the purposes of Chordiant’s performance Support.

The Customer agrees to notify Chordiant Product Support promptly of any malfunction of the Supported Software.

The Customer agrees to provide Chordiant with access to and use of such of the Customer’s information and facilities reasonably necessary to service the Supported Software including, but not limited to, an accurate description of the Designated Center and the current Supported Environment, the problem being reported, the transactions and any error messages, along with screenshots and log files.

The Customer agrees to install the Current Release within the timeframe set out in Chordiant’s release policy in effect on the date Support is ordered (see the relevant passages at “Chordiant Product Support: Customer Guide to Technical Services”) and in accordance with Chordiant´s end-of-life (EOL) policy.

Schedule A
Priority Levels And Response Times:

Priority Level	Definition	Response Time to Designated Support Contact
PRIO-1 “Production down” Problem

Business impact is immediate and major, i.e. no material benefit from the Supported Software.
The Supported Software in a mission critical “live production” environment is inoperative, renders the system on which it is installed inoperable or suffers a major performance degradation. No workaround is available.
1 business hour
PRIO-2 Mission critical Problem
Business impact is immediate and significant.
The Supported Software in a production or a mission critical development environment is inoperative or fails to satisfy critical functional, operational or performance specifications.
4 business hours
PRIO-3 Serious Problem
Business impact is high but not widespread.
An aspect of the software is inoperative, causes or results in substandard or erratic performance, but nonetheless the software operates substantially in accordance with specifications.
1 business day
PRIO-4 Problem	Business impact is moderate or small. No aspect of the software is inoperative. The software operates in accordance with specifications.	5 business days

NORMAL SUPPORT HOURS

Chordiant generally provides Product Support during normal business hours defined as follows
EMEA   0:00 - 24:00 Greenwich Mean Time (GMT)
Americas 17:00 - 01:00 GMT, i.e. 9:00 - 17:00 (PST) or 12:00 - 21:00 (EST)
Asia/Pacific local business hours (Melbourne, Australia)

Notes:

(a)	PRIO-1 calls are to be placed by phone and followed up with a detailed explanation of the problem via email to the respective regional support center.
(b)	The Customer may categorize the priority level in accordance with the above definitions when reporting the problem.

Anhang B
Allgemeine Vertragsbedingungen für den Support

1. Support. Der Support erfolgt gem’ß diesen Bedingungen, den entsprechend am Tag der Support-Anforderung durch den Kunden gültigen Support-Vorschriften von Chordiant und den Bedingungen dieses Vertrages. Der Support erfolgt nach beliebigem Ermessen durch Chordiant vom Hauptgesch’ftssitz von Chordiant oder anderen Betriebsst’tten, die über die entsprechenden Supporteinrichtungen und/oder deren Personal verfügen, oder dem Vorgesehenen Zentrum (Designated Center) aus. Jeglicher Vor-Ort-Einsatz von Chordiant-Mitarbeitern setzt einen schriftlichen Auftrag des Kunden voraus. Falls Chordiant verpflichtet ist, einen selbst verursachten Fehler der Software im Unterstützten Programm zu beseitigen und insoweit Mitarbeiter zum Vorgesehenen Zentrum entsendet, tr’gt Chordiant die entstandenen Kosten für Reise, Unterkunft und Verpflegung. In jeglichen anderen F’llen tr’gt der Kunde diese entstandenen angemessenen Kosten für Vor-Ort-Eins’tze von Chordiant-Mitarbeitern.

2. Sonstige Kosten. Für jeden sonstigen Vor-Ort-Service auf Anfrage des Kunden erstattet der Kunde Chordiant alle tats’chlich angefallenen, angemessenen Reisekosten und sonstigen Kosten (zus’tzlich zu den laufenden Support-Gebühren).

3. Wiederaufnahme. Nach Beendigung des Supportvertrages durch den Kunden oder durch Chordiant für ein bestimmtes Unterstütztes Programm, ist eine Wiederaufnahme nur möglich, falls Chordiant immer noch Support für solch ein Unterstütztes Programm anbietet und der Kunde eine Gebühr entsprechend der Höhe der Supportgebühren entrichtet, die in dem Zeitraum angefallen w’re, in dem der Supportvertrag für solch ein Unterstütztes Programm beendet wurde.

4. Überwachung und Management. Der Kunde ist verantwortlich für die ordnungsgem’ße Überwachung und Durchführung und das Gebrauchsmanagement für die Unterstützten Programme, dazu gehört insbesondere, (i) Sicherstellung einer funktionsf’higen Konfiguration für das Unterstützte Umfeld sowie einer funktionsf’higen Installation der Unterstützten Programme und Arbeitsmethoden; (ii) Befolgung der Standardverfahren der Softwareindustrie für Datensicherheit, Richtigkeit von Input und Output, Pl’ne für die Erstellung von Sicherheitskopien, einschließlich eines Neustarts und Wiederherstellung im Falle eines Fehlers in der Hardware oder Software und (iii) die ordnungsgem’ße Überwachung und das Gebrauchsmanagement der Nutzung der Unterstützten Programme durch oder für Dritte gem’ß Ziffer 2 (a) (i) (2) bei ASP-Anwendungen. Chordiant übernimmt keine Gew’hrleistung für (i) die Leistung (Performance), oder Verbindung der Software mit Software eines Dritten, (ii) jegliche Implementierung der Software, die nicht der Liefermethodik von Chordiant folgt, oder (iii) nicht durch Chordiant gelieferter Software oder Bestandteile.

5. Schulung. Der Kunde ist für eine ordentliche Schulung des gesamten entsprechenden Personals bzw. für Dritte, welche die Software gem’ß Ziffer 2 (a) (i) (2) bei ASP-Anwendungen nutzen, mit dem Betrieb und Gebrauch der Software und damit verbundenen Ausrüstungen verantwortlich.

6. Zugriff auf Personal und Ausrüstung. Der Kunde verpflichtet sich (i) Chordiant einen Fernzugriff (Remote Access) auf die Unterstützte Software des Kunden w’hrend der Laufzeit des Vertrages mittels einer vom Kunden kontrollierten elektronischen Verbindung wie Webex oder einer vergleichbaren Software zu ermöglichen; und (ii) angemessenen Unterstützung zu gew’hrleisten, die Chordiant vom Vorgesehenen Ansprechpartner und anderen geeigneten Vertretern des Kunden (z.B. Netzwerkadministrator, falls erforderlich) anfordert, so dass es Chordiant ermöglicht wird, dem Kunden entsprechenden Support zu bieten.

7. Laufzeit des Supports. Mit Ablauf der Laufzeit eines bestehenden Supportvertrages für ein bestimmtes Unterstütztes Programm, beginnt automatisch eine neue Laufzeit für weitere zwölf (12) Monate („Verl’ngerte Laufzeit“), sofern (i) der Kunde innerhalb von dreißig (30) Tagen ab Rechnungsstellung durch Chordiant die Support-Gebühr bezahlt; und (ii) Chordiant immer noch Support für solch ein Unterstütztes Programm anbietet.

8. J’hrliche Support-Gebühren. Die anf’nglichen j’hrlichen Gebühren für den Support werden im Bestellformular festgelegt. Die Support-Gebühren sind j’hrlich f’llig und jeweils im Voraus zahlbar. Die j’hrlichen Support-Gebühren für einen Verl’ngerungszeitraum können nur bis zu der durchschnittlichen europ’ischen Inflationsrate (Eurostat), jedoch maximal um drei Prozent (3%) erhöht werden.

9. Umfang des Supports. Chordiant wird dem Kunden seinen technischen Support mittels E-mail, Internet und Telefon (Telefonzugang nur w’hrend der Support-Zeiten) in englischer Sprache über dessen Vorgesehenen Ansprechpartner zur Verfügung stellen und/oder über die Internetseite des Supports für technische Information und Beratung in Bezug auf den Gebrauch der unterstützen Software durch den Kunden. Das wesentliche Ziel des Supports für Produkte von Chordiant ist es, den Kunden mit wirtschaftlich angemessenen Anstrengungen bei der Aufrechterhaltung und/oder Wiederherstellung des Betriebsstatus zu unterstützen. Das n’chst wichtigste Ziel des Supports ist die unmittelbare Behebung von zugrunde liegenden Fehlern. Jegliche Priorit’tsgrade und Reaktionszeiten richten sich nach Plan A dieser Bedingungen.

(a) Der Support schließt nachfolgendes ein:

(1) Problemverhinderung
1.	Mitteilung über die Verfügbarkeit von allgemein zug’nglichen Patch-Dateien und Freigabe von Versionen der Software.

(2) Problemidentifizierung
1. Klarstellung von Chordiant Fehlermeldungen,
2. Unterstützung in der Identifizierung und Überprüfung der Ursachen vermuteter Fehler, und
3. Beratung in der Umgehung identifizierter Fehler (Zurverfügungstellung von Überbrückungen) der unterstützten Software.

(3) Problembehebung
1. Bericht und Suche nach Produktm’ngeln und Erweiterungswünsche.
2. Behebung der M’ngel mittels Überbrückungen, Wartungsfreigaben oder in Ausnahmef’llen Notfall-Patches, und
3. Mitteilung über den Status der Probleme, einschließlich Eskalation, falls erforderlich.

(b) Fehlerbehebung. Chordiant wird bestrebt sein, umgehend auf die Fehlermeldung des Kunden zu reagieren und best’tigt die vom Kunden gemeldeten Fehler in Übereinstimmung mit dem Priorit’tsgrad und Antwortzeiten wie in Plan A angegeben. Chordiant wird jeden Kundenbericht über einen Fehler schriftlich best’tigen und eine Berichtsnummer für das Softwareproblem ausgeben, welche vom Kunden und Chordiant bei jeder Korrespondenz in Bezug auf dieses Problem zu benutzen ist. Chordiant wird wirtschaftlich angemessene Anstrengungen unternehmen, um eine Problemlösung zu beizubringen.

(c) Ausnahmen. Chordiant übernimmt keine Verantwortung für die Beseitigung von Fehlern, die aus folgenden Gründen entstanden sind:

a) Modifikationen oder Erweiterungen durch den Kunden oder Dritte, welche die Software gemäß Ziffer 2 (a) (i) (2) des Software-Lizenz- und Servicevertrages bei ASP-Anwendungen nutzen, an der Software oder dem anwendungsspezifischen Umfeld, es sei denn dass diese Modifikationen bzw. Erweiterungen ausdrücklich schriftlich durch den Support für das Produkt von Chordiant genehmigt wurden, dazu gehören, ohne darauf beschränkt zu sein:
-	Lokalisation von Binärdateien
-	von Chordiant zur Verfügung gestellte scripts
-	jedes anwendungsspezifische Objekt (z.B. Tabelle, Anzeige, Index, Trigger)
-	anwendungsspezifische Genehmigungen für das Betriebssystem oder Rollenprivilegien
b) Ab’nderung oder Kombination (ganz oder teilweise) der Software, einschließlich, ohne darauf beschr’nkt zu sein, jedes Teil des kundenspezifischen Softwarecodes oder Quellcodes, welcher nicht Bestandteil der nicht modifizierten von Chordiant gelieferten Software ist bzw. für den Chordiant kein Quellcode vorliegt, dessen Erhalt in Übereinstimmung mit dem Support best’tigt wurde.
c) Einsatz der Software in einer Umgebung, die nicht der unterstützten Umgebung entspricht.
d) Unfall; elektrische oder elektromagnetische Überbelastung, Vernachl’ssigung, unsachgem’ße Verwendung, Stromausfall oder -Schwankungen, Ausfall von Datentr’gern, die nicht von Chordiant bereitgestellt wurden, Betrieb der Software mit anderen Datentr’gern und anderer Hardware, Software oder Telekommunikationsschnittstellen, oder alle Ursachen außerhalb des Normalbetriebs.

10. Pflichten des Kunden

Der Kunde verpflichtet sich,
(i)  Chordiant einen Fernzugriff (Remote Access) auf die unterstützte Software des Kunden w’hrend der Laufzeit dieser Vereinbarung mittels einer elektronischen Verbindung zu ermöglichen;
(ii)  jedwede angemessene Unterstützung zu gew’hrleisten, die Chordiant vom Vorgesehenen Ansprechpartner und anderen geeigneten Vertretern des Kunden (z.B. Netzwerkadministrator, falls erforderlich) anfordert, so dass es Chordiant ermöglicht wird, dem Kunden entsprechenden Support zu bieten und
(iii) Die Bedingungen des Unterstützten Umfelds zu errichten und aufrecht zu erhalten, gem’ß der von Chordiant zugelassenen Matrix und den technischen Stacks, die für die installierte Version entwickelt wurden bzw. eines Betriebsbereichs der Umgebung, welcher durch die Hersteller der Komponenten des Vorgesehenen Zentrums (Designated Center) spezifiziert wurde. Jede Abweichung von der Unterstützten Umgebung führt zur Ungültigkeit aller Resolutions (Behebungen) innerhalb des in Anhang B aufgeführten Zeitrahmens.

Im Falle, dass der Kunde die oben genannten Bedingungen nicht einh’lt und ein Support vor Ort und/oder die Bereitstellung zus’tzlicher Dienste durch Chordiant notwendig sind, verpflichtet sich der Kunde zur Erstattung aller Auslagen, wenn diese Dienste durch den Kunden autorisiert wurden, gem’ß den zu diesem Zeitpunkt jeweils gültigen S’tzen von Chordiant für Material- und Zeitaufwand.

Der Kunde verpflichtet sich entsprechend qualifiziertes und geschultes Personal als Vorgesehenen Ansprechpartner zu bestimmen, wobei nur diese Personen entsprechende Supportleistungen anfordern dürfen. Der Kunde wird die Vorgesehenen Ansprechpartner entsprechend schulen, und wird Chordiant die Namen und Kontaktinformationen der Ansprechpartner für den Support mitteilen.

Der Kunde verpflichtet sich, Verfahren zu unterhalten, um die Wiederherstellung verlorener oder abge’nderter Verzeichnisse, Daten oder Programme zu ermöglichen, und der Kunde stimmt zu, dass Chordiant unter keinen Umst’nden für etwaige Folgen haftbar gemacht werden kann, die durch verlorene oder korrumpierte Verzeichnisse, Daten oder Programme entstehen können. Der Kunde tr’gt die alleinige Verantwortlichkeit dafür, dass alle Backup-Verfahren zu seinem eigenen Nutzen ausgeführt werden, um so die Aufrechterhaltung der Datenintegrit’t bei eventuellen Datenverlusten und die Wiederherstellung von Programmen des Kunden zu gew’hrleisten.

Der Kunde stimmt zu, dass er die alleinige Verantwortlichkeit für die Sicherheit seiner vertraulichen und geschützten Informationen tr’gt. Der Kunde wird diese Informationen nicht an Chordiant offen legen, außer im Fall, dass dies für Zwecke der Erbringung der Supportleistung durch Chordiant unumg’nglich ist.

Der Kunde stimmt zu, den Support von Chordiant umgehend über die etwaige Fehlerhaftigkeit der Unterstützten Software zu informieren.

Der Kunde verpflichtet sich, solche Informationen und Einrichtungen Chordiant zugänglich zu machen, die angemessen und notwendig für den Support der Unterstützten Software sind, insbesondere einer genauen Beschreibung des Vorgesehenen Zentrums sowie der aktuellen Unterstützten Umgebung, unter Mitteilung des Problems, der Transaktionen und jeglicher Fehlermeldungen, zusammen mit den entsprechenden Bildschirmausdrucken (Screenshots) und Protokolldateien (log files).

Der Kunde wird aktuelle Versionen der Software entsprechend den aktuell maßgeblichen Chordiant-Richtlinien (siehe die entsprechenden Passagen in „Chordiant Product Support: Customer Guide to Technical Services“) und im Einklang mit der jeweils maßgeblichen Chordiant End-Of-life (EOL) Richtlinie installieren.

Plan A
prioritätsgrad und reaktionszeiten:

Prioritätsgrad	Definition	Reaktionszeit an vorgesehenen Ansprechpartner Support
PRIO-1 “Production down” Problem
Sofortige bedeutende Gesch’ftsauswirkung, d.h. kein wesentlicher Nutzen von der unterstützten Software. Die unterstützte Software befindet sich in einem einsatzkritischen Umfeld und funktioniert nicht, sie führt zu einem Nichtfunkionieren des Systems, auf dem die Software installiert wurde bzw. führt zu einer wesentlichen Verschlechterung von dessen Performance. Keine Überbrückung möglich
1 Gesch’ftsstunde
PRIO-2 einsatzkritisches Problem
Sofortige bedeutende Gesch’ftsauswirkung.
Die unterstützte Software in einem betriebs- oder einsatzkritischen Umfeld befindliche Software funktioniert nicht oder erfüllt nicht wesentliche kritische funktionale, operative oder Performance Spezifikationen.
4 Gesch’ftsstunden
PRIO-3 Schwerwiegendes Problem
Die Gesch’ftsauswirkung ist hoch, aber nicht weit verbreitet.
Ein Teil der Software funktioniert nicht, dies führt zu einer minderwertigen bzw. schwankenden Performance; trotzdem funktioniert die Software im wesentlichen gem’ß den Spezifikationen.
1 Gesch’ftsstag
PRIO-4 Problem	Die Gesch’ftsauswirkung ist moderat und gering. Alle Aspekte der Software funktionieren. Die Software funktioniert gem’ß den Spezifikationen.	5 Gesch’ftsstage

NORMALE SUPPORT-ZEITEN

Chordiant bietet generell Produkt-Support zu folgenden Gesch’ftszeiten:
EMEA   0:00 - 24:00 Greenwich Mean Time (GMT)
Americas 17:00 - 01:00 GMT, d.h. 9:00 - 17:00 (PST) or 12:00 - 21:00 (EST)
Asia/Pacific örtliche Gesch’ftszeiten (Melbourne, Australien)

Hinweise:
(c)	PRIO-1 Anrufe erfolgen telefonisch mit nachfolgender detaillierter Beschreibung des Problems via E-Mail, die an das entsprechende regionale Support Center zu richten ist.
(d)	Der Kunde wird gebeten, bei der Fehlermeldung den Priorit’tsgrad gem’ß o.g. Schema zu spezifizieren.